                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY


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                            STOCK PURCHASE AGREEMENT

                            DATED AS OF JUNE 18, 2001

                                  BY AND AMONG

                                   ADVANCEPCS

                                    AS BUYER

                                       AND

                        THE SEVERAL SELLING SHAREHOLDERS

                           NAMED ON SCHEDULE I HERETO

                                   AS SELLERS



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


                                TABLE OF CONTENTS

Section                                                                                               Page No.
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
ARTICLE I  DEFINITIONS...................................................................................1

ARTICLE II  SALE AND TRANSFER OF PURCHASE SHARES; PURCHASE PRICE; CLOSING................................8
     2.1  Purchase Shares................................................................................8
     2.2  Purchase Price; Payment Thereof................................................................8
     2.3  Allocation of Purchase Price...................................................................9
     2.4  Closing     ...................................................................................9
     2.5  Closing Obligations............................................................................9

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLERS..................................................10
     3.1  Organization and Good Standing................................................................10
     3.2  Authority; No Conflict........................................................................10
     3.3  Capitalization................................................................................11
     3.4  Financial Statements..........................................................................12
     3.5  Books and Records.............................................................................13
     3.6  Title to Properties; Encumbrances.............................................................13
     3.7  Condition and Sufficiency of Assets...........................................................13
     3.8  Accounts Receivable...........................................................................14
     3.9  Inventory   ..................................................................................14
     3.10  No Undisclosed Liabilities...................................................................14
     3.11  Taxes      ..................................................................................14
     3.12  No Material Adverse Change...................................................................15
     3.13  Employee Benefits............................................................................15
     3.14  Compliance with Legal Requirements; Governmental Authorizations..............................16
     3.15  Legal Proceedings; Orders....................................................................17
     3.16  Absence of Certain Changes and Events........................................................18
     3.17  Applicable Contracts; No Defaults............................................................18
     3.18  Insurance....................................................................................19
     3.19  Environmental Matters........................................................................21
     3.20  Employees....................................................................................22
     3.21  Labor Relations; Compliance..................................................................22
     3.22  Intellectual Property........................................................................23
     3.23  Certain Payments.............................................................................23
     3.24  Disclosure...................................................................................23
     3.25  Brokers or Finders...........................................................................23
     3.26  Fraud and Abuse; Self-Referral; False Claims.................................................24
     3.27  Debt and Transaction Expenses................................................................24

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER.....................................................25
     4.1  Organization and Good Standing................................................................25
     4.2  AdvancePCS Stock..............................................................................25
     4.3  Authority; No Conflict........................................................................25
     4.4  Investment Intent.............................................................................26
     4.5  SEC Documents; Material Adverse Effect........................................................26
     4.6  Compliance with Legal Requirements; Governmental Authorities..................................26
     4.7  Certain Proceedings...........................................................................26
     4.8  Brokers or Finders............................................................................26

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
Section                                                                                               Page No.
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
ARTICLE V  COVENANTS OF SELLERS PRIOR TO CLOSING DATE...................................................27
     5.1  Access and Investigations.....................................................................27
     5.2  Operation of the Businesses of the Acquired Companies.........................................27
     5.3  Negative Covenants............................................................................27
     5.4  Required Approvals............................................................................28
     5.5  Notification..................................................................................28
     5.6  No Negotiation................................................................................28
     5.7  Reasonable Efforts............................................................................28

ARTICLE VI  COVENANTS OF BUYER PRIOR TO CLOSING DATE....................................................29
     6.1  Approvals of Governmental Bodies..............................................................29
     6.2  Reasonable Efforts............................................................................29

ARTICLE VII  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION
                      TO CLOSE..........................................................................29
     7.1  Accuracy of Representations...................................................................29
     7.2  Sellers' Performance..........................................................................29
     7.3  Consents    ..................................................................................29
     7.4  Additional Documents..........................................................................29
     7.5  No Claim Regarding Stock Ownership or Sale Proceeds...........................................30
     7.6  No Prohibition................................................................................30
     7.7  Authority   ..................................................................................30

ARTICLE VIII  CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE......................................30
     8.1  Accuracy of Representations...................................................................30
     8.2  Buyer's Performance...........................................................................30
     8.3  Consents    ..................................................................................30
     8.4  Additional Documents..........................................................................30
     8.5  No Prohibition................................................................................31
     8.6  Personal Guaranties...........................................................................31

ARTICLE IX  TERMINATION.................................................................................31
     9.1  Termination Events............................................................................31
     9.2  Effect of Termination.........................................................................31

ARTICLE X  INDEMNIFICATION; REMEDIES....................................................................32
     10.1  Survival   ..................................................................................32
     10.2  Right to Indemnification Not Affected by Knowledge...........................................32
     10.3  Indemnification and Payment of Damages by Sellers............................................32
     10.4  Limitations on Indemnification and Payment of Damages by Sellers.............................33
     10.5  Indemnification and Payment of Damages by Buyer..............................................33
     10.6  Limitations on Indemnification and Payment of Damages by Buyer...............................33
     10.7  Procedures for Indemnification -- Third Party Claims.........................................33
     10.8  Procedure for Indemnification -- Other Claims................................................34
     10.9  Net Damages..................................................................................35
     10.10  Lost Profits and Special Damages............................................................35
     10.11  Satisfaction of Indemnification Liability...................................................35
     10.12  Non-exclusive Remedies......................................................................35

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
Section                                                                                               Page No.
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
ARTICLE XI  POST-CLOSING COVENANTS......................................................................35
     11.1  Covenants with Respect to Taxes..............................................................35
     11.2  Registration of Sellers' AdvancePCS Stock....................................................36

ARTICLE XII  GENERAL PROVISIONS.........................................................................39
     12.1  Expenses.....................................................................................39
     12.2  Public Announcements.........................................................................39
     12.3  Confidentiality..............................................................................39
     12.4  Notices......................................................................................39
     12.5  Jurisdiction; Service of Process.............................................................40
     12.6  Further Assurances...........................................................................40
     12.7  Waiver.......................................................................................40
     12.8  Entire Agreement and Modification............................................................41
     12.9  Schedules....................................................................................41
     12.10  Assignments, Successors, and No Third-Party Rights..........................................41
     12.11  References to Knowledge.....................................................................41
     12.12  Severability................................................................................41
     12.13  Article and Section Headings, Construction..................................................41
     12.14  Time of Essence.............................................................................41
     12.15  Governing Law...............................................................................42
     12.16  Counterparts................................................................................42

                            STOCK PURCHASE AGREEMENT

                  This STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of June 18, 2001, by and between ADVANCEPCS, a Delaware corporation ("BUYER"), and the persons listed on Schedule I (herein referred to individually as a "SELLER" and collectively, as the "SELLERS").

                                     RECITAL

                  WHEREAS, the Sellers own, in the aggregate, two hundred fifty five (255) shares (the "SHARES" ) of the no par value Common Stock (the "COMPANY STOCK") of Dresing-Lierman, Inc., an Ohio corporation (the "COMPANY"), being all the issued outstanding shares of capital stock of the Company;

                  WHEREAS, the Company owns all the issued and outstanding shares of capital stock of TheraCom, Inc., an Ohio corporation ("THERACOM"), which is licensed and/or registered as a mail-order pharmacy and wholesale distributor of pharmaceutical products and which is engaged in the business of selling and distributing pharmaceutical products;

                  WHEREAS, each Seller desires to sell to Buyer, and Buyer desires to purchase from each Seller, the number of Shares set forth opposite each such Seller as specified on Schedule I hereto under the heading "Numbers of Purchase Shares" (collectively, the "PURCHASE SHARES"), constituting one hundred percent (100%) of the issued and outstanding shares of the Company's capital stock, all on the terms and subject to the conditions hereinafter set forth; and

                  WHEREAS, Sellers and Buyer intend that Buyer's acquisition of the Purchase Shares from Sellers as contemplated under this Agreement be treated as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

                  For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

                           "ACCOUNTS RECEIVABLE"--as defined in Section 3.8.

                           "ACQUIRED COMPANIES"--the Company and TheraCom,
                  collectively.

                           "ACQUIRED COMPANIES' TRANSACTION EXPENSES"--expenses
                  incurred by the Acquired Companies, and specifically identified by Sellers to Buyer in writing at the Closing (the "TRANSACTION EXPENSES STATEMENT"), in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by the Transaction Documents, including all fees and expenses of agents, representatives, counsel, and accountants.

                           "ACQUIRED COMPANY"--the Company or TheraCom,
                  individually.

                           "ADDITIONAL PAYMENT"--as defined in Section 2.2(b).

                           "ADDITIONAL PAYMENT ESCROW AGREEMENT"--as defined
                  in Section 2.2(b).

                           "ADDITIONAL SELLER"--as defined in Section 3.3(b).


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                           "ADVANCEPCS STOCK"--as defined in Section 2.2(a).

                           "APPLICABLE CONTRACT"--any Contract (a) under which
                  any Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of its assets owned or used by it is or may become bound.

                           "BALANCE SHEET"--as defined in Section 3.4.

                           "BLUE SKY QUALIFICATIONS"--as defined in Section
                  11.2(a).

                           "BREACH"--a "Breach" of a representation, warranty,
                  covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

                           "BUSINESS DAY"--any day other than a Saturday,
                  Sunday, public holiday under the laws of the State of Maryland.

                           "BUYER"--as defined in the first paragraph of this
                  Agreement.

                           "BUYER INDEMNIFIED PERSONS"--as defined in Section
                  10.3.

                           "BUYER'S ADVISORS"--as defined in Section 5.1.

                           "CLOSING"--as defined in Section 2.4.

                           "CLOSING DATE"--the date and time as of which the
                  Closing actually takes place.

                           "CLOSING DATE PAYMENT"--as defined in Section 2.2(a).

                           "CLOSING DATE STOCK PRICE" means the average closing
                  price of a share of AdvancePCS Stock traded on the NASDAQ exchange and reported in the Wall Street Journal for the twenty (20) consecutive trading day period the last day of which shall be the day prior to the Closing Date.

                           "COMPANY"--as defined in the Recitals of this
                  Agreement.

                           "COMPANY CLASS B COMMON STOCK"--as defined as in
                  Section 3.3.

                           "COMPANY COMMON STOCK"--as defined in the Recitals
                  of this Agreement.

                           "COMPANY STOCK"--the Company Common Stock and the
                  Company Class B Common Stock, collectively.

                           "CONSENT"--any approval, consent, ratification,
                  waiver, or other authorization (including any Governmental Authorization).

                           "CONTRACT"--any agreement, contract, obligation,
                  promise, or undertaking (whether written or oral and whether express or implied) that is legally binding (excluding any Governmental Authorization).

                           "DAMAGES"--as defined in Section 10.3.


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                           "DEBT"--the debt of the Acquired Companies to Star
                  Bank, N.A. and Robert K. Dresing outstanding as of the Closing Date together with any and all costs, fees, penalties, or expenses incurred by Buyer in satisfying and/or discharging the Debt in full.

                           "EMPLOYMENT AGREEMENTS"--as defined in Section
                  2.5(a)(ii).

                           "ENCUMBRANCE"--any mortgage, easement, right of way,
                  charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction or adverse claim of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, or any other encumbrance or exception to title of any kind.

                           "ENVIRONMENT"--soil, land surface or subsurface
                  strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

                           "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"--any
                  cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                           (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                           (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                           (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                           (d)      any other compliance, corrective,
                                    investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

                           The terms "removal," "remedial," and "response
                  action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

                           "ENVIRONMENTAL LAW"--any Legal Requirement, whether
                  now existing or subsequently enacted or amended, relating to
                  (a) pollution or protection of the Environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Hazardous Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions,


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


                  discharges, migration, or releases of Hazardous Materials or
                  (d) regulation of the manufacture, use or introduction into commerce of Hazardous Materials including their manufacture, formulation, packaging, labeling, distribution, generation, transportation, handling, treatment, storage or disposal. Without limitation, "Environmental Law" shall also include (a) any Government Authorization issued pursuant to any Environmental Law and the terms and conditions thereof and (b) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. 1251 et seq., Clean Air Act of 1966, as amended, 42 U.S.C. 7401 et seq., Toxic Substances Control Act of 1976, 15 U.S.C. 2601 et seq., Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, et seq., Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. 651 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. 11001 et seq., Safe Drinking Water Act of 1974, as amended, 42 U.S.C. 300(f) et seq., and any similar or implementing state law, and all amendments, rules, regulations and guidance documents promulgated thereunder.

                           "ERISA"--the Employee Retirement Income Security Act
                  of 1974 as amended from time to time, including any successor law, and regulations and rules issued pursuant thereto.

                           "ESCROW AGENT"--as defined in Section 2.2(a).

                           "ESCROW AGREEMENT"--as defined in Section 2.2(a).

                           "ESCROWED ADVANCEPCS STOCK"--as defined in Section
                  2.2(a).

                           "FACILITIES"--any real property, leaseholds, or other
                  interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Acquired Company.

                           "GAAP"--generally accepted United States accounting
                  principles, applied on a consistent basis.

                           "GOVERNMENTAL AUTHORIZATION"--any approval, consent,
                  license, permit, certification, registration, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

                           "GOVERNMENTAL BODY"--any:

                           (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                           (b) federal, state, local, municipal, foreign, or other government;

                           (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or

                           (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

                           "HAZARDOUS ACTIVITY"--the distribution, generation,
                  handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or any Acquired Company.

                           "HAZARDOUS MATERIALS"--any waste or other substance
                  that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor, asbestos or asbestos-containing materials, radon and urea-formaldehyde.

                           "INDEMNITY THRESHOLD AMOUNT"--as defined in Section
                  10.4(a).

                           "INTELLECTUAL PROPERTY ASSETS"--as defined in Section
                  3.22.

                           "INTERIM BALANCE SHEET"--as defined in Section 3.4.

                           "INVENTORY"--inventories (including, without
                  limitation, inventories of pharmaceutical products, intravenous products and solutions, medical products and supplies, and containers and other packaging materials) relating to the business of each Acquired Company which exist at the Closing Date.

                           "IRC"--the Internal Revenue Code of 1986, as amended,
                  including any successor law, and regulations issued thereunder.

                           "IRS"--the United States Internal Revenue Service or
                  any successor agency, and, to the extent relevant, the United States Department of the Treasury.

                           "LEGAL REQUIREMENT"--any federal, state, local,
                  municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, court order, consent, decree, regulation, license, permit, statute, or treaty.

                           "MULTI-EMPLOYER PLAN"--has the meaning given in ERISA
                  Section 3(37)(a).

                           "NASD"--as defined in Section 11.2(a).

                           "NONCOMPETITION AGREEMENTS"--as defined in Section
                  2.5(a)(iii).

                           "OCCUPATIONAL SAFETY AND HEALTH LAW"--any Legal
                  Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

                           "OPTION SHARES""--as defined in Section 3.3(b).

                           "ORDER"--any award, decision, injunction, judgment,
                  order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

                           "ORGANIZATIONAL DOCUMENTS"--(a) the articles or
                  certificate of incorporation and the bylaws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the certificate of organization and limited liability company agreement of a limited liability company;
                  (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

                           "OTHER BENEFIT OBLIGATIONS"--all obligations,
                  arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC Section 132.

                           "PATIENT"--as defined in Section 5.1.

                           "PENSION PLAN"--has the meaning given in ERISA
                  Section 3(2).

                           "PERSON"--any individual, corporation (including any
                  non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

                           "POSSIBLE OPTIONEES"--as defined in Section 3.3(b).

                           "PROCEEDING"--any action, arbitration, audit,
                  hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                           "PROPRIETARY RIGHTS AGREEMENT"--as defined in Section
                  3.20(b).

                           "PURCHASE AGREEMENT AMENDMENT"--as defined in Section
                  3.3(b).

                           "PURCHASE PRICE"--as defined in Section 2.2.

                           "PURCHASE SHARES"--as defined in the Recitals of this
                  Agreement.

                           "QUALIFIED PLAN"--any Plan that meets or purports to
                  meet the requirements of IRC Section 401(a).

                           "REGISTRATION STATEMENT"--as defined in Section
                  11.2(a).

                           "RELEASE"--any spilling, leaking, emitting,
                  discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

                           "RELEVANT OFFICERS"--as defined in Section 12.11.

                           "REPORTS"--as defined in Section 4.5(a).

                           "REPRESENTATIVE"--with respect to a particular
                  Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

                           "SEC"--as defined in Section 4.5(a).


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


                           "SECURITIES ACT"--as defined in Section 4.4.

                           "SELLER INDEMNIFIED PERSONS"--as defined in Section
                  10.5.

                           "SELLERS"--as defined in the first paragraph of this
                  Agreement.

                           "SELLERS' CLOSING DOCUMENTS"--as defined in Section
                  3.2(a).

                           "SHARES"--as defined in the Recitals of this
                  Agreement.

                           "SUBSIDIARY"--with respect to any Person (the
                  "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of any Acquired Company.

                           "TAX"--any tax (including any income tax, capital
                  gains tax, value-added tax, sales tax, property tax, gift tax, estate tax, generation-skipping tax or transfer tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

                           "TAX PROCEEDING"--as defined in Section 11.1.

                           "TAX RETURN"--any return (including any information
                  return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

                           "TERMINATION AGREEMENT"--as defined in Section
                  2.5(a)(vii).

                           "THERACOM CLASS B COMMON STOCK"--as defined in
                  Section 3.3.

                           "THERACOM COMMON SHARES"--as defined in Section 3.3.

                           "THERACOM COMMON STOCK"--as defined in Section 3.3.

                           "THERACOM STOCK"--the TheraCom Common Stock and the
                  TheraCom Class B Common Stock, collectively.

                           "THERACOM EBITDA"--the earnings of TheraCom as a
                  separate and distinct business entity before interest, taxes, depreciation and amortization, and shall be determined without regard to (i) any charges or corporate allocations (including overhead) by Buyer, (ii) any startup or other extraordinary costs associated with the launch of new products by TheraCom, and (iii) any costs associated with the repayment of Debt or the write-off of costs associated with other financing arrangements. Theracom EBITDA shall be determined in accordance with Buyer's accounting practices and procedures.

                           "THREAT OF RELEASE"--a substantial likelihood of a
                  Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

                           "THREATENED"--a claim, Proceeding, dispute, action,
                  or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a reasonably prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

                           "TRANSACTION DOCUMENTS"--this Agreement, the
                  Employment Agreements, the Termination Agreement and the Noncompetition Agreements.

                           "TRANSACTION EXPENSES STATEMENT"--has the meaning
                  given under the definition of Acquired Companies' Transaction Expenses.

                           "WELFARE PLAN"--has the meaning given in ERISA
                  Section 3(1).

                                   ARTICLE II
          SALE AND TRANSFER OF PURCHASE SHARES; PURCHASE PRICE; CLOSING

                  2.1. PURCHASE SHARES. Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Purchase Shares to Buyer, and Buyer will purchase the Purchase Shares from Sellers.

                  2.2. PURCHASE PRICE; PAYMENT THEREOF. In consideration of the sale and transfer of the Purchase Shares to Buyer, and the performance by Sellers of their covenants hereunder (including making the deliveries hereby), Buyer shall pay to Sellers an aggregate amount not to exceed Sixty Million Dollars ($60,000,000) less the Debt and the Acquired Companies' Transaction Expenses (the "PURCHASE PRICE"). The Purchase Price shall be payable as follows:

                  (a) On the Closing Date, Buyer shall issue to Sellers or their designees (allocated as specified in Schedule I) that number of shares of common stock, par value one cent ($.01) per share, of Buyer ("ADVANCEPCS STOCK") equal in value to Fifty-Five Million Dollars ($55,000,000) reduced by the Debt and the Acquired Companies' Transaction Expenses (the "CLOSING DATE PAYMENT"). A portion of the Closing Date Payment consisting of that number of shares of AdvancePCS Stock equal in value to Six Million Five Hundred Thousand Dollars ($6,500,000) (the "ESCROWED ADVANCEPCS STOCK") shall be deposited with the escrow agent (the "ESCROW AGENT") designated under the escrow agreement in the form attached hereto as Exhibit 2.2(a) (the "ESCROW AGREEMENT"). At the Closing, Buyer shall deliver to Sellers or the Escrow Agent, as applicable, certificates for that number of shares of AdvancePCS Stock that results from dividing the Closing Date Payment by the Closing Date Stock Price.

                  (b) In the event that (i) both (y) the TheraCom EBITDA for calendar year 2001 is equal to or greater than $3,900,000 and (z) the TheraCom EBITDA for calendar year 2002 is equal to or greater than $5,000,000 or (ii) the TheraCom EBITDA for calendar year 2001 is less than $3,900,000 but the cumulative TheraCom EBITDA for calendar year 2001 and calendar year 2002 is equal to or greater than $8,900,000, then, in either such event, Buyer shall issue to Sellers or their designees (allocated as specified by Sellers) AdvancePCS Stock equal in value to $5,000,000 (the "ADDITIONAL PAYMENT"). On the Closing Date, that number of shares of AdvancePCS Stock equal in value to the Additional Payment shall be deposited with the Escrow Agent under the escrow agreement in the form to be agreed upon by Buyer and Sellers prior to Closing (the "ADDITIONAL PAYMENT ESCROW AGREEMENT"). On or prior to the thirtieth (30th) day following a determination that the conditions to the payment of the Additional Payment have been met, Buyer shall direct the Escrow Agent to release and deliver to Sellers certificates for that number of shares of AdvancePCS Stock that results from dividing the Additional Payment by the Closing Date Stock Price.

                  (c) No fractional share of AdvancePCS Stock shall be issued pursuant to this Section 2.2; instead, Sellers shall be entitled to receive a cash payment in lieu of such fraction of a share in an amount equal to the product obtained by multiplying such fraction by the Closing Date Stock Price.

                  2.3. ALLOCATION OF PURCHASE PRICE. The Purchase Price, and each component thereof, shall be allocated among the Sellers as specified on
Schedule I under the heading "Allocation of Purchase Price."

                  2.4. CLOSING. The purchase and sale (the "CLOSING") provided for in this Agreement will take place at the offices of Reed Smith LLP at 1301 K Street, N.W., Suite 1100-East Tower, Washington, D.C. 20005, at 10:00 a.m. (local time) on August 1, 2001, or at such other time and place as the parties may agree.

                  2.5. CLOSING OBLIGATIONS. At the Closing:

                  (a) Sellers will deliver to Buyer:

                  (i) certificates representing the Purchase Shares, duly endorsed (or accompanied by duly executed stock powers), with any transfer stamps offered thereto.

                  (ii) employment agreements in the form of Exhibit 2.5(a)(ii), executed by Robert K. Dresing and Mark D. Hansan (collectively, "EMPLOYMENT AGREEMENTS");

                  (iii) noncompetition agreements in the form of Exhibit 2.5(a)(iii), executed by Robert K. Dresing, Mark D. Hansan, the Robert
         K. Dresing Trust, the Mark D. Hansan Trust, and Terry L. Lierman (collectively, the "NONCOMPETITION AGREEMENTS");

                  (iv) a certificate executed by Sellers representing and warranting to Buyer that each of Sellers' representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Schedules that shall have been delivered by Sellers to Buyer prior to the Closing Date in accordance with Section 5.5) and identifying any Breaches of the representations and warranties (without giving effect to any such supplements) that would cause the conditions set forth in Section 7.1 not to be satisfied;

                  (v) a certificate of good standing of each Acquired Company from its state of incorporation, and each jurisdiction in which such Acquired Company is qualified to do business, issued no earlier than thirty (30) days prior to Closing;

                  (vi) resignations of all members of the Board of Directors of each Acquired Company;

                  (vii) an agreement in the form of Exhibit 2.5(a)(vii) (the "TERMINATION AGREEMENT") terminating: (A) the Agreement dated July 19, 1994 by and among certain of the Sellers and the Company, and (B) the Voting Trust Agreement dated October 9, 1996 by and among certain of the Sellers;

                  (viii) the Escrow Agreement and Additional Payment Escrow Agreement, duly executed by the Sellers;

                  (ix) signature cards or other documentation in form and substance satisfactory to Buyer, necessary to transfer the signing authority for each Acquired Company's bank accounts to Representatives of Buyer;

                  (x) an opinion of counsel for Sellers, dated the Closing Date, in a form reasonably acceptable to Buyer; and

                  (xi) the Transaction Expenses Statement.

                  (b) Buyer will deliver to Sellers:

                  (i) a certificate executed by Buyer to the effect that each of Buyer's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date;

                  (ii) the Employment Agreements, duly executed by Buyer;

                  (iii) the Escrow Agreement and the Additional Payment Escrow Agreement, duly executed by Buyer;

                  (iv) the Noncompetition Agreements, duly executed by Buyer;

                  (v) certificates evidencing the shares of AdvancePCS stock to be issued to Sellers pursuant to Section 2.2; and

                  (vi) an opinion of counsel for Buyer, dated the Closing Date, in a form reasonably acceptable to Sellers.

                  (c) the Acquired Companies shall pay in full the amount of the Acquired Companies' Transaction Expenses as set forth in the Transaction Expenses Statement.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Sellers jointly and severally represent and warrant to Buyer as follows:

                  3.1. ORGANIZATION AND GOOD STANDING.

                  (a) Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Applicable Contracts. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Maryland and in each other state or jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where failure to be so qualified would not have a material adverse effect on the business, operations, properties, prospects, assets, or condition of any Acquired Company.

                  (b) Sellers have delivered to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

                  3.2. AUTHORITY; NO CONFLICT.

                  (a) This Agreement and each other agreement and instrument to be executed by Sellers in connection herewith constitutes (or upon execution will constitute) the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. Upon the execution and delivery by Sellers of the Employment Agreements, the Noncompetition Agreements, the Termination Agreement and each other agreement and instrument to be executed by Sellers in connection herewith (collectively, the "SELLERS' CLOSING DOCUMENTS"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and the Sellers' Closing Documents.

                  (b) Except as set forth on Schedule 3.2, neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated by the Transaction Documents will, directly or indirectly (with or without notice or lapse of time):

                  (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of any Acquired Company, or (B) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

                  (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by the Transaction Documents or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company or any Seller, or any of the assets owned or used by any Acquired Company, or the Purchase Shares may be subject;

                  (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

                  (iv) cause any Acquired Company to become subject to, or to become liable for the payment of, any Tax;

                  (v) cause any of the assets owned by any Acquired Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                  (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract or any material Contract to which any Seller is a party; or

                  (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.

                  (d) Except as set forth on Schedule 3.2, neither any Acquired Company nor any Seller is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated by the Transaction Documents.

                  3.3. CAPITALIZATION.

                  (a) The authorized equity securities of the Company consist of three hundred (300) shares of Company Common Stock and three thousand seven hundred (3,700) shares of no par value Class B Common stock (the "COMPANY CLASS B COMMON STOCK"), of which only the

Shares are issued and outstanding. The authorized equity securities of TheraCom consist of three hundred (300) shares of no par value Common stock (the "THERACOM COMMON STOCK"), and three thousand seven hundred (3,700) shares of Class B Common stock (the "THERACOM CLASS B COMMON STOCK"), of which only ninety
(90) shares of the TheraCom Common Stock (the "THERACOM COMMON SHARES") are issued and outstanding. Each Seller is and, subject to modification as provided in Section 3.3(b) below, will be on the Closing Date, the record and beneficial owner and holder of the number of Shares set opposite the name of each Seller on
Schedule I under the heading "NUMBER OF SHARES"), free and clear of all Encumbrances. The Company is and on the Closing Date will be the record and beneficial owner and holder of all of the TheraCom Common Shares. Except in respect of the Agreement dated July 19, 1994, which shall be terminated as of Closing as provided in the Termination Agreement, no legend or other reference to any purported Encumbrance appears on any certificate representing the Shares or the TheraCom Common Shares. All of the Shares and the TheraCom Common Shares have been duly authorized and validly issued and are fully paid and nonassessible. Except for this Agreement and except as provided in Section 3.3(a) below, there are no Contracts relating to the issuance, sale, or transfer of any shares of the Company Stock or the TheraCom Stock, or any other capital stock of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns nor has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or owner interest in any other business. The delivery by each Seller of certificates evidencing the number of Purchase Shares set forth opposite the name of such Seller on Schedule I (subject to modification as provided in Section 3.3(b) below) under the heading "Number of Purchase Shares", duly endorsed for transfer or accompanied by stock transfer powers duly endorsed in blank, will transfer valid title to said Purchase Shares to Buyer, free and clear of any and all Encumbrances whatsoever. The Company has no Subsidiaries other than TheraCom.

                  (b) It is hereby acknowledged and agreed by Buyer and Sellers that prior to the Closing the employees of TheraCom identified at Schedule 3.3(b) (the "POSSIBLE OPTIONEES") may exercise options to acquire such number of shares of such class of Company Stock set opposite the name of each such Possible Optionee on Schedule 3.3(b) under the heading "Number of Option Shares" (the "OPTION SHARES"). A Possible Optionee shall not be permitted to exercise such option or to acquire any Option Shares unless and until he or she executes and delivers to Buyer and Sellers an amendment to this Agreement (the "PURCHASE AGREEMENT AMENDMENT") in form and substance acceptable to Buyer and Sellers in their sole and absolute discretion. Such Purchase Agreement Amendment must be executed and delivered by Buyer, Sellers and each Possible Optionee owning Option Shares ("ADDITIONAL SELLER") prior to the Closing and would provide, among other things, that (i) each such Additional Seller shall be deemed a Seller under this Agreement and therefore subject to, and bound by, all of the terms and conditions hereof except as otherwise specifically provided in such Purchase Agreement Amendment, (ii) the provisions of Section 3.3(b), Schedule I and other applicable provisions of this Agreement shall be modified to reflect the Option Shares owned by such Additional Seller (provided, however, that the total Purchase Price payable by Buyer under this Agreement shall not be increased as a result of Buyer's purchase of any Option Shares from any Additional Sellers, but rather such Purchase Price will only be reallocated to reflect the inclusion of any such Additional Sellers), and (iii) Buyer shall purchase such Option Shares from such Additional Seller at the Closing in accordance with the terms and conditions of this Agreement except as otherwise specifically provided in such Purchase Agreement Amendment.

                  3.4. FINANCIAL STATEMENTS. Sellers have delivered to Buyer:
(a) audited consolidated balance sheets of the Acquired Companies as of December 31 in each of the years 1997 through 1999 and the related audited statement of income, changes in stockholders' equity, and cash flow for each of the fiscal years from 1997 through 1999 together with the report thereon of Hausser & Taylor, independent certified public accountants, (b) an audited consolidated balance sheet for the Acquired Companies as of December 31, 2000 (including the notes thereto, the "BALANCE SHEET"), and the related statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Hausser & Taylor, independent certified public accountants, and (c) an unaudited consolidated balance sheet of each Acquired Company as of May 31, 2001 (the "INTERIM BALANCE SHEET") and the related unaudited statements of income, changes in stockholders' equity, and cash flow for the 5 months then ended, including in each case the notes thereto; provided, however, that it is hereby understood and agreed by Sellers and Buyer that Sellers shall deliver the Interim Balance Sheet to Buyer within ten (10) Business Days following the full execution and delivery of this Agreement. The financial statements of the Acquired Companies (i) are a true and correct reflection of the financial condition of the Acquired Companies in all material respects as of the dates therein; (ii) were prepared on an accrual basis, (iii) were prepared in accordance with the books and records of the Acquired Companies, (iv) fairly present in all material respects the Acquired Companies' financial condition and the results of their operations at the relevant dates thereof and for the years or periods covered thereby, (v) contain and reflect all necessary adjustments and accruals for a fair presentation of their financial condition and the results of their operations for the periods covered by such financial statements, and (vi) contain and reflect reasonable provisions for reserves and for all reasonably anticipated liabilities for all taxes, federal, state, or local, with respect to the periods then ended and all prior periods.

                  3.5. BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of each Acquired Company, all of which have been delivered or made available to Buyer, are complete and correct in all material respects. The Acquired Companies (a) keep books, records, and accounts that accurately, fairly, and in reasonable detail reflect in all material respects their assets and transactions; and (b) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are accurately and promptly recorded, (ii) transactions are executed in accordance with management's specific or general authorizations, and
(iii) access to their assets is permitted only in accordance with management's general or specific authorization. The minute books of each Acquired Company contains accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of such Acquired Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

                  3.6. TITLE TO PROPERTIES; ENCUMBRANCES. No Acquired Company owns any real property. Schedule 3.6 contains a complete and accurate list of all leasehold interests of each Acquired Company. Each Acquired Company owns all the properties and assets that it purports to own located in the current Facilities operated by such Acquired Company or reflected as owned in the books and records of such Acquired Company, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet, and all of the properties and assets purchased or otherwise acquired by such Acquired Company since the date of the Balance Sheet. All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances except, with respect to all such properties and assets,

                  (a) security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists,

                  (b) security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and

                  (c) liens for current taxes not yet due.

                  3.7. CONDITION AND SUFFICIENCY OF ASSETS. The equipment of each Acquired Company is in good operating condition and repair, and is adequate for the uses to which it is being put, and none of such equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The equipment and all other assets and properties of each Acquired Company are sufficient for the continued conduct of such Acquired Company's business after the Closing in substantially the same manner as conducted prior to the Closing. Each Acquired Company has all easements, rights of way and other leasehold property rights which are necessary for the use and operation of its properties, assets and business. The Acquired Companies have not received any notice from any current supplier of items essential to the conduct of their business that such supplier intends to terminate or materially alter a business relationship for any reason, and, to the knowledge of Sellers and each of the Acquired Companies, no such supplier intends to terminate or materially alter any such business relationship with any Acquired Company. The Acquired Companies have not received any notice from any customer that such customer intends to discontinue purchases of products or services from any Acquired Company, and, to the knowledge of Sellers, no such customer intends to discontinue or cancel purchases or orders.

                  3.8. ACCOUNTS RECEIVABLE. All accounts receivable of each Acquired Company that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of each such Acquired Company as of the Closing Date (collectively, the "ACCOUNTS RECEIVABLE") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of each Acquired Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). No obligor of any Accounts Receivable has made any claim or contest or proposed invoking a right of set-off (other than returns in the ordinary course of business) relating to the amount or validity of such Accounts Receivable. Schedule 3.8 contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

                  3.9. INVENTORY. All of each Acquired Company's Inventory is readily saleable in the ordinary course of business at the full, non-discounted price customarily charged therefor and in quantities as are justified in light of the present volume of the business of each Acquired Company and the volume of business contemplated in the Contracts. Without limiting the generality of the requirement as to salability, an item will be deemed readily saleable only if
(i) it is new, unused, and if packaged, unopened, (ii) if perishable, it is fresh, wholesome, and has a wholesaler's shelf life at least as long as is customarily required to sell such item of product; (iii) if marked for expiration by the manufacturer, packager or otherwise, it is neither expired nor so close to expiration as to affect saleability; (iv) it is held in quantities which can be, and are customarily sold (with no broken lots or cases, unless sales of less than one lot or broken cases can readily be made without undue loss of economy), (v) it is a product for which there is currently a reasonable market and which is expected to be sold within a four (4) month period and in any event prior to a time when its condition is other than as described in (i),
(ii), (iii), (iv) or (v) of this sentence, and (vi) it is otherwise in good, merchantable and saleable condition.

                  3.10. NO UNDISCLOSED LIABILITIES. Except as set forth in
Schedule 3.10, to the knowledge of Sellers and each Acquired Company, no Acquired Company has any liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the ordinary course of business since the respective dates thereof.

                  3.11. TAXES.

                  (a) Each Acquired Company has filed or caused to be filed (on a timely basis since 1994) all Tax Returns that are or were required to be filed by or with respect to it pursuant to applicable Legal Requirements. Sellers have delivered to Buyers copies of, and Schedule 3.11 contains a complete and accurate list of, all such Tax Returns filed since 1994. Each Acquired Company has paid, or made provisions for the payment of all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or such Acquired Company, except such Taxes, if any, as are listed in Schedule 3.11 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

                  (b) Except as described in Schedule 3.11, no Acquired Company nor any Seller has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitation relating to the payment of Taxes of any Acquired Company or for which any Acquired Company may be liable. No audit or other proceedings by any Governmental Body is pending or threatened with respect to any Taxes due from or with respect to any Acquired Company or any Tax Return filed by or with respect to any Acquired Company.

                  (c) There exists no proposed tax assessment against any Acquired Company except as disclosed in the Balance Sheet or in Schedule 3.11. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by any Acquired Company. All Taxes that any Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person. No Acquired Company is currently subject to an agreement or requirement to make any adjustment pursuant to Section 481 of the IRC by reason of any change in any accounting method of any Acquired Company and there is no application pending with any Governmental Body requesting permission for any changes in any accounting period. No Acquired Company is a "foreign person" within the meaning of Section 1445(b)(12) of the IRC.

                  (d) All Tax Returns filed by (or that include on a consolidated basis) each Acquired Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by any Acquired Company after the date of this Agreement.

                  (e) The United States federal and state income Tax Returns of each Acquired Company subject to such taxes have never been audited by the IRS or relevant state tax authorities.

                  3.12. NO MATERIAL ADVERSE CHANGE. Except as set forth in
Schedule 3.12, since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any Acquired Company and no event has occurred or circumstance exists to the knowledge of Sellers and each Acquired Company that could reasonably result in such a material adverse change.

                  3.13. EMPLOYEE BENEFITS. Schedule 3.13 lists all Pension and Welfare Plans, programs, agreements, commitments and arrangements maintained by or on behalf of any Acquired Company that provide benefits or compensation to, or for the benefit of, any employee or former employee of any Acquired Company. Except as set forth on Schedule 3.13, only employees and former employees (and eligible dependents and beneficiaries of such employees and former employees) participate in the Plans. All of the Plans covered thereby are in compliance in all material respects with ERISA and the IRC. All of the Plans which are intended to meet the requirements of Section 401(a) of the IRC have been determined by the IRS to be "qualified" within the meaning of Section 401(a) of the IRC, and, to the best knowledge of the Sellers and each Acquired Company, there are no facts which would adversely affect the qualified status of any of the Plans. Except as set forth on Schedule 3.13, (i) there is no accumulated funding deficiency, within the meaning of Section 412(a) of the IRC or Section 302(a)(2) of ERISA, in connection with the Plans, (ii) no reportable event, as defined in Section 4043(b) of ERISA, has occurred in connection with the Plans,
(iii) the Plans have not, nor has any trustee or administrator of the Plans, engaged in any prohibited transaction as defined in Sections 406 and 407 of ERISA or Section 4975 of the IRC, (iv) no Acquired Company is contributing to, and has not, since January 1, 1974, contributed to, any multi-employer plan, as defined in Section 4001 (a)(3) of ERISA, (v) no Acquired Company has, since January 1, 1974, terminated a single-employer plan, as defined in Section 4001(a)(15) of ERISA, and (vi) the consummation of the transactions contemplated by the Transaction Documents will not result in the payment, vesting, or acceleration of any benefit under a Pension or Welfare Plan.

                  3.14. COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

                  (a) Except as set forth in Schedule 3.14:

                  (i) each Acquired Company is, and at all times has been, in material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                  (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a material violation by any Acquired Company of, or a material failure on the part of any Acquired Company to comply with, any Legal Requirement,
         (B) may give rise to any obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature or (C) may result in the imposition of any lien against any Acquired Company or any of its property under any Legal Requirement; and

                  (iii) no Acquired Company has received, at any time, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                  (b) Schedule 3.14 contains a complete and accurate list of each Governmental Authorization that is held by each Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, any Acquired Company. Each Governmental Authorization listed or required to be listed in Schedule 3.14 is valid and in full force and effect. Except as set forth in Schedule 3.14:

                  (i) each Acquired Company is, and at all times has been, in material compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in
         Schedule 3.14;

                  (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a material violation of or a material failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.14, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in
         Schedule 3.14;

                  (iii) no Acquired Company has received, at any time, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                  (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 3.14 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

                  (v) The Governmental Authorizations listed in Schedule 3.14 collectively constitute all of the Governmental Authorizations necessary to permit each Acquired Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit each Acquired Company to own and use its assets in the manner in which it currently owns and uses such assets. Sellers know of no reason why such Governmental Authorizations will not be reissued or transferred in the ordinary course if required as a result of the execution and consummation of this Agreement.

                  3.15. LEGAL PROCEEDINGS; ORDERS.

                  (a) Except as set forth in Schedule 3.15, there is no pending
Proceeding:

                  (i) that has been commenced by or against any Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Acquired Company; or

                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by the Transaction Documents.

To the knowledge of Sellers and each Acquired Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in
Schedule 3.15. The Proceedings listed in Schedule 3.15 will not have a material adverse effect on the business, operations, assets, condition, or prospects of any Acquired Company.

                  (b) Except as set forth in Schedule 3.15:

                  (i) there is no Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject;

                  (ii) no Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

                  (iii) no officer, director, or employee, or to the knowledge of Sellers and each Acquired Company, agent of any Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company.

                  (c) Except as set forth in Schedule 3.15:

                  (i) each Acquired Company is, and at all times has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                  (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject; and

                  (iii) no Acquired Company has received, at any time, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is or has been subject.

                  3.16. ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in Schedule 3.16, since the date of the Balance Sheet, each Acquired Company has conducted its businesses only in the ordinary course of business and there has not been any:

                  (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (b) amendment to the Organizational Documents of any Acquired Company;

                  (c) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the ordinary course of business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                  (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

                  (e) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of any Acquired Company, taken as a whole;

                  (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $25,000;

                  (g) sale, lease, or other disposition of any asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                  (h) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $25,000;

                  (i) material change in the accounting methods used by any Acquired Company; or

                  (j) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

                  3.17. APPLICABLE CONTRACTS; NO DEFAULTS.

                  (a) Schedule 3.17 contains a complete and accurate list, and Sellers have delivered to Buyer true and complete copies of, all Applicable Contracts (but in respect of only such contracts that the and all amendments, supplements and modifications (whether oral or written) in respect of all such Applicable Contracts. Notwithstanding the foregoing, and only with respect to Applicable Contracts which are third party payor contracts, Sellers shall be required to list on
         Schedule 3.17 only such third party payor contracts which, in the aggregate, account for not less than sixty percent (60%) of the gross revenues generated under all third party payor contracts which are Applicable Contracts.

                  (b) Except as set forth in Schedule 3.17:

                  (i) no Seller has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Applicable Contract that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

                  (ii) no officer, director, or employee, or to the knowledge of Sellers and each Acquired Company, agent, consultant, or contractor, of any Acquired Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of any Acquired Company, or (B) assign to any Acquired Company or to any other Person any rights to any invention, improvement, or discovery.

                  (c) Except as set forth in Schedule 3.17, each Applicable Contract is in full force and effect and is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

                  (d) Except as set forth in Schedule 3.17:

                  (iii) each Acquired Company is, and at all times has been, in material compliance with all applicable terms and requirements of each Applicable Contract under which such Acquired Company has or had any obligation or liability or by which such Acquired Company or any of the assets owned or used by such Acquired Company is or was bound;

                  (iv) to the knowledge of Sellers and each Acquired Company, each other Person that has or had any obligation or liability under any Applicable Contract under which each Acquired Company has or had any rights is, and at all times has been, in material compliance with all applicable terms and requirements of such Applicable Contract;

                  (v) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a material violation or material breach of, or give any Acquired Company or, to the knowledge of Sellers and each Acquired Company, any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                  (vi) no Acquired Company has given to or received from any other Person, at any time, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Applicable Contract.

                  (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Company under current or completed Applicable Contracts with any Person and, to the knowledge of Sellers and each Acquired Company, no such Person has made written demand for such renegotiations.

                  3.18. INSURANCE.

                  (a) Sellers have delivered to Buyer:

                  (i) true and complete copies of all policies of insurance listed on Schedule 3.18 to which each Acquired Company is a party or under which any Acquired Company, or any director of any Acquired Company, is or has been covered for the period indicated in such policies; and

                  (ii) true and complete copies of all pending applications for policies of insurance.

                  (b) Schedule 3.18 describes:

                  (i) any self-insurance arrangement by or affecting any Acquired Company, including any reserves established thereunder;

                  (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by any Acquired Company; and

                  (iii) all obligations of each Acquired Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                  (c) Schedule 3.18 sets forth, by year, for the current policy year and each of the two (2) preceding policy years:

                  (i) a summary of the loss experience under each policy;

                  (ii) a statement describing each claim under an insurance policy for an amount in excess of $25,000, which sets forth:

                  (A) the name of the claimant;

                  (B) a description of the policy by insurer, type of insurance, and period of coverage; and

                  (C) the amount and a brief description of the claim; and

                  (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

                  (d) Except as set forth in Schedule 3.18:

                  (i) All policies to which any Acquired Company is a party or that provide coverage to any Seller, any Acquired Company, or any director or officer of any Acquired Company:

                  (A) are valid, outstanding, and enforceable (subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally);

                  (B) taken together, provide adequate insurance coverage for the assets and the operations of each Acquired Company for all risks normally insured against by a Person carrying on the same business or businesses as such Acquired Company;

                  (C) are sufficient for compliance with all Legal Requirements and Applicable Contracts to which any Acquired Company is a party or by which it is bound;

                  (D) will continue in full force and effect following the consummation of the transactions contemplated by the Transaction Documents; and

                  (E) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of any Acquired Company.

                  (ii) Neither any Acquired Company nor any Seller has received
         (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                  (iii) Each Acquired Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which such Acquired Company is a party or that provides coverage to such Acquired Company or any director thereof.

                  (iv) Each Acquired Company has given notice to the insurer of all claims that may be insured thereby.

                  3.19. ENVIRONMENTAL MATTERS. Except as set forth in Schedule 3.19:

                  (a) Each Acquired Company is, and at all times has been, in compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither any Acquired Company nor any Seller has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened Order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law or of any actual or Threatened Release, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Seller or any Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Sellers, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (b) There are no pending or, to the knowledge of Sellers and each Acquired Company, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Sellers or any Acquired Company has or had an interest.

                  (c) Neither any Acquired Company nor any Seller has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or any Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Sellers, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (d) Neither any Acquired Company nor any Seller, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which Sellers or any Acquired Company (or any predecessor), has or had an interest.

                  (e) There are no Hazardous Materials present on or in the Environment at the Facilities, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither any Acquired Company nor any Seller, any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or any Acquired Company has or had an interest except in full compliance with all applicable Environmental Laws.

                  (f) There has been no Release or, to the knowledge of Sellers and each Acquired Company, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, transported, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Sellers or any Acquired Company has or had an interest, whether by Sellers, any Acquired Company, or any other Person.

                  (g) Neither any Seller nor any Acquired Company has any copies or results of, or has knowledge of the existence of, any reports, studies, analyses, tests, or monitoring possessed or initiated by any Seller or any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by any Seller, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

                  3.20. EMPLOYEES.

                  (a) Schedule 3.20 contains a complete and accurate list of the following information for each employee or director of each Acquired Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable; vacation accrued; and date of hire.

                  (b) No employee or director of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("PROPRIETARY RIGHTS AGREEMENT") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of any Acquired Company, or (ii) the ability of any Acquired Company to conduct its business, including any Proprietary Rights Agreement with Sellers or any Acquired Company by any such employee or director. To the knowledge of Sellers and each Acquired Company, no director, officer, or other key employee of any Acquired Company intends to terminate his employment with any Acquired Company.

                  (c) Schedule 3.20 also contains a complete and accurate list of the following information for each retired employee or director of each Acquired Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

                  3.21. LABOR RELATIONS; COMPLIANCE. No Acquired Company has been a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and there is not, to Sellers' and each Acquired Company's knowledge, Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any Acquired Company, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. Each Acquired Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, and occupational safety and health. No Acquired Company is liable for the payment of any compensation, damages, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

                  3.22. INTELLECTUAL PROPERTY. Schedule 3.22 contains a complete and accurate list and summary description of all patents, trademark, tradenames, service marks, copyrights, software, trade secrets, and know-how, owned, used or licensed by each Acquired Company (the "INTELLECTUAL PROPERTY ASSETS"). The Intellectual Property Assets owned by each Acquired Company, listed in Schedule 3.22, are free and clear of all Encumbrances, other than claims of licensors identified in Schedule 3.22. No Acquired Company unlawfully or wrongfully uses any Intellectual Property Asset, or infringes upon the rights of third parties through its use of the Intellectual Property Assets. No Acquired Company is in default under, or has received any notice of any claim of infringement or any other claim or proceeding relating to any Intellectual Property Asset. No present or former employee of any Acquired Company and, to Sellers' and each Acquired Company's knowledge, no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any Intellectual Property Asset. Each Acquired Company has taken all necessary steps to ensure the validity and enforceability of its Intellectual Property Assets.
Schedule 3.22 lists all confidentiality or non-disclosure agreements to which each Acquired Company or any employee of any Acquired Company is a party which relate to the Intellectual Property Assets.

                  3.23. CERTAIN PAYMENTS. Neither any Acquired Company nor director, officer, agent, or employee of any Acquired Company, or any other Person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly (a) made or promised to make any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services, or otherwise taken any similar action, in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of such Acquired Company.

                  3.24. DISCLOSURE.

                  (a) No representation or warranty of Sellers in this Agreement and no statement or disclosure in any Schedule hereto omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                  (c) There is no fact known to any Seller that has specific application to either Seller or any Acquired Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of any Acquired Company that has not been set forth in this Agreement or any Schedule hereto.

                  3.25. BROKERS OR FINDERS. Sellers, the Acquired Companies, and their respective agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and Sellers will indemnify and hold Buyer harmless from any such payment alleged to be due by or through the Sellers or any Acquired Company as a result of the action of Sellers, any Acquired Company or their respective agents.

                  3.26. FRAUD AND ABUSE; SELF-REFERRAL; FALSE CLAIMS. Except as disclosed in Schedule 3.26, the Sellers and the Acquired Companies and their respective officers and directors have not, and, to the knowledge of the Sellers and each Acquired Company, persons who provide professional services under agreements with any Acquired Company, have not:

                  (a) engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, 42 U.S. C. Sections 1320a-7, 1320a-7(a) and 1320a-7b, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations or which are prohibited by rules of professional conduct, including but not limited to the following:

                  (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

                  (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

                  (iii) presenting or causing to be presented a claim for reimbursement for services under Medicare, Medicaid, or other state health care program that is for an item or service that is known or should be known to be
(A) not provided as claimed, or (B) false or fraudulent;

                  (iv) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

                  (v) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or other state health care program, or (B) in return for purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or other state health care programs; or

                  (vi) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omit to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (A) the conditions or operations of a facility in order that the facility may qualify for Medicare, Medicaid or other sate health care program certification, or (B) information required to be provided under Section 1124A of the Social Security Act (42 U.S.C. Section 1320a-3);

                  (b) submitted any claim in connection with any referral to any Acquired Company which violated any applicable self-referral law, including the Federal Ethics in Patient Referrals Act, 42 U.S.C. Section 1395nn (known as the "Stark Act"), or any applicable state self-referral law; or

                  (c) submitted any claim for payment to any payor source, either governmental or nongovernmental, in material violation of any false claim or fraud law, including the "False Claim Act," 31 U.S.C. Section 3729, or any other applicable federal or state false claim or fraud law.



                  3.27. DEBT AND TRANSACTION EXPENSES.

                  (a) Except with respect to (i) the Debt, (ii) accounts payable arising in the ordinary course of business, and (iii) the obligations identified in Schedule 3.27, no Acquired Company is bound by, or is a party to, any Contract, promissory note, indenture or other document which imposes upon any Acquired Company any obligation to repay borrowed money or other indebtedness or to mortgage, pledge or otherwise place an Encumbrance on any asset of any Acquired Company.

                  (b) The amount of the Acquired Companies' Transaction Expenses set forth in the Transaction Expenses Statement provided by Sellers to Buyer at the Closing shall be the total amount of all Acquired Companies' Transaction Expenses incurred by the Acquired Companies.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants to Sellers as follows:

                  4.1. ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use. Buyer is duly qualified to do business in any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except where failure to be so qualified would not have a material adverse effect on the business and operations of Buyer and its Affiliates, taken as a whole.

                  4.2. ADVANCEPCS STOCK.

                  (a) Buyer is authorized to issue (i) 86,250,000 shares of its Class A Common stock of which 32,282,307 shares were outstanding as of March 31, 2001, (ii) 7,500,000 shares of its Class B-1 Common stock of which 4,207,300 shares were outstanding as of March 31, 2001, (iii) 6,250,0000 shares of its Class B-2 Common stock of which 100 shares were outstanding as of March 31, 2001, and (iv) 5,000,000 shares of its Class A-1 Preferred stock of which 65,854 shares were outstanding as of March 31, 2001.

                  (b) Upon consummation of the transactions contemplated by this Agreement and the issuance and delivery of the certificates representing the shares of AdvancePCS Stock to be issued to Sellers (or their designees) pursuant to Section 2.2, such shares of AdvancePCS Stock will have been duly authorized, validly issued, fully paid and nonassessable.

                  4.3. AUTHORITY; NO CONFLICT.

                  (a) This Agreement and each other agreement and instrument to be executed by Buyer in connection herewith constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and each other agreement and instrument to be executed by Buyer in connection herewith and to perform its obligations under this Agreement and each other agreement and instrument to executed by Buyer in connection herewith subject to the approval of the Board of Directors of Buyer, which such approval will not be obtained prior to the signing of this Agreement.

                  (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the transactions contemplated by the Transaction Documents by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the transactions contemplated by the Transaction Documents pursuant to:

                  (i) any provision of Buyer's Organizational Documents; or

                  (ii) any Legal Requirement or Order to which Buyer may be subject.

                  4.4. INVESTMENT INTENT. Buyer is acquiring the Purchase Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended, and the rules and regulations thereunder, all as the same shall be in effect at the time (the "SECURITIES ACT").

                  4.5. SEC DOCUMENTS; MATERIAL ADVERSE EFFECT.

                  (a) Since March 31, 1999, Buyer has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Securities and Exchange Commission ("SEC"), including Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "REPORTS"). As of their respective dates (and taking into account any amendments filed thereto), the Reports complied in all material respects with all the rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the Reports were in compliance in all material respects with applicable accounting requirements and the rules and regulations promulgated by the SEC with respect thereto, were prepared in accordance with GAAP consistently applied during the periods presented (except, as noted therein, or in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented (subject, in the case of the unaudited statements, to normal audit adjustments) the financial position of Buyer as of the date thereof and the results of its operations and its cash flows for the periods then ended.

                  (b) Since December 31, 2000, there has not been any material adverse change in the business and operations of Buyer and its Affiliates, taken as a whole.

                  4.6. COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORITIES.

                  Except as set forth in Schedule 4.6 and except where the inaccuracy of any of the following would not have a material adverse effect on the business and operations of Buyer and its Affiliates, taken as a whole:

                  (a) Buyer is in material compliance with each Legal Requirement or Governmental Authorization that is applicable to it or to the conduct or operation of its business.

                  (b) No event has occurred or circumstance exists (with or without notice or lapse of time) that may constitute or result in a material violation by Buyer, or a material failure on the part of Buyer to comply with, any Legal Requirement or Government Authorization.

                  (c) Buyer has not received any written notice from any Governmental Body regarding any actual, alleged violation of, or failure to comply with, any Legal Requirement or Governmental Authorization.

                  (d) Buyer has all Government Authorizations necessary to permit it to lawfully conduct and operate its business as currently conducted in all material respects.

                  4.7. CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by the Transaction Documents. To Buyer's knowledge, no such Proceeding has been Threatened.

                  4.8. BROKERS OR FINDERS. Except with respect to Bank of America Securities, Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

                                   ARTICLE V
                   COVENANTS OF SELLERS PRIOR TO CLOSING DATE

                  5.1. ACCESS AND DUE DILIGENCE INVESTIGATION. Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "BUYER'S ADVISORS") full and free access during normal business hours to each Acquired Company's personnel, properties, contracts, books and records, and other documents and data, (b) afford Buyer and Buyer's Advisors full and free access to all suppliers, manufacturers, customers, physicians, healthcare professionals, landlords, creditors and others having any business relationship with any Acquired Company, (c) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request where not prohibited by law governing the confidentiality of medical records, and (d) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request. Notwithstanding anything herein to the contrary, Buyer and Buyer's Advisors agree not to contact any customer of the Acquired Companies who has received pharmaceutical and related services for treatment of a medical condition ("PATIENT") without first notifying Sellers to enable Sellers to contact the Patient for the purpose of securing such Patient's consent to the proposed contact, and Sellers hereby agree to use, and to cause the Acquired Companies to use, their best reasonable efforts to obtain each such consent. Buyer agrees not to contact any Patient (and not to permit Buyer's Advisors to contact any Patient) without receiving confirmation from Sellers that any such Patient has consented to the contact with Buyer or Buyer's Advisors. In the event that Buyer (or Buyer's Advisors) comes into possession of individually identifiable Patient information (of any kind whatsoever) and the Closing does not occur, Buyer agrees to maintain the confidentiality of such Patient information in compliance with applicable Law governing the confidentiality of patient medical information and return or destroy all copies of such information in any medium in its (or its Advisors') possession.

                  5.2. OPERATION OF THE BUSINESSES OF EACH ACQUIRED COMPANY. Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to:

                  (a) conduct the business of each Acquired Company only in the ordinary course of business; and

                  (b) use best efforts to preserve intact the current business organization of each Acquired Company, keep available the services of the current officers, employees, and agents of each Acquired Company, and maintain the relations and good will with suppliers, manufacturers, customers, physicians, healthcare professionals, landlords, creditors, employees, agents, and others having business relationships with each Acquired Company.

                  5.3. NEGATIVE COVENANTS. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause each Acquired Company not to, do or perform any of the following with respect to any Acquired Company without the prior consent of Buyer:

                  (a) enter into any Contract, obligation or understanding, oral or written, with respect to the ownership, governance, business, operations, prospects or finances of any Acquired Company except in the ordinary course of business;

                  (b) take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is reasonably likely to occur;

                  (c) declare or pay any dividends or make any distributions of any kind to its shareholders;

                  (d) make any direct or indirect redemption, retirement, purchase, or other acquisition of any shares of the Company Stock or the TheraCom Stock;

                  (e) extend any loans, incur any indebtedness or assume any obligation or liability (whether absolute or contingent; and whether or not currently due and payable);

                  (f) hire additional employees except in the ordinary course of business;

                  (g) make any material change in its accounting methods, except as required by GAAP, and/or its business policies;

                  (h) waive any material right under any Contract or terminate or fail to renew any Contract material to the condition of any Acquired Company;

                  (i) fail to maintain to full force and effect policies of insurance in effect at the time of execution of this Agreement;

                  (j) encumber any of any Acquired Company's assets or enter into or change any material transactions; or

                  (k) take any action in any legal, administrative or governmental proceeding or otherwise that could have a material adverse effect on the business, operations or prospects of any Acquired Company.

                  5.4. REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, Sellers will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the transactions contemplated by the Transaction Documents. Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the transactions contemplated by the Transaction Documents, and
(b) cooperate with Buyer in obtaining all consents identified in Schedule 3.2.

                  5.5. NOTIFICATION. Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Seller or any Acquired Company has knowledge of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if any Seller or any Acquired Company obtains knowledge of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules hereto, Sellers will promptly deliver to Buyer a supplement to the applicable Schedule specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Article V or of the occurrence of any event that reasonably could be expected to make the satisfaction of the conditions in
Article VII impossible or unlikely.

                  5.6. NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Article IX, Sellers will not, and will cause each Acquired Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets of any Acquired Company, or any of the capital stock of any Acquired Company, or any merger, consolidation, business combination, or similar transaction involving any Acquired Company.

                  5.7. REASONABLE EFFORTS. Between the date of this Agreement and the Closing Date, Sellers will use all reasonable efforts to cause the conditions in Articles VII to be satisfied.

                                   ARTICLE VI
                    COVENANTS OF BUYER PRIOR TO CLOSING DATE

                  6.1. APPROVALS OF GOVERNMENTAL BODIES. As promptly as practicable after the date of this Agreement, Buyer will make all filings required by Legal Requirements to be made by it to consummate the transactions contemplated by the Transaction Documents. Between the date of this Agreement and the Closing Date, Buyer will (i) cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the transactions contemplated by the Transaction Documents, and (ii) cooperate with Sellers in obtaining all consents identified in Schedule 3.2; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

                  6.2. REASONABLE EFFORTS. Except as set forth in the proviso to
Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use all reasonable efforts to cause the conditions in Articles VII and VIII to be satisfied.

                                  ARTICLE VII
               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

                  Buyer's obligation to purchase the Purchase Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

                  7.1. ACCURACY OF REPRESENTATIONS. All of Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Schedules.

                  7.2. SELLERS' PERFORMANCE.

                  (a) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                  (b) Each document required to be delivered pursuant to Section
2.5 must have been delivered, and each of the other covenants and obligations in
Article V must have been performed and complied with in all respects.

                  7.3. CONSENTS. Each of the Consents identified in Schedule 3.2, must have been obtained and must be in full force and effect.

                  7.4. ADDITIONAL DOCUMENTS. Each of the following documents must have been delivered to Buyer:

                  (a) An opinion of counsel for Sellers dated the Closing Date, in a form reasonably acceptable to Buyer; and

                  (b) such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Sellers' representations and warranties, (ii) evidencing the performance by each Seller of, or the compliance by each Seller with, any covenant or obligation required to be performed or complied with by such Seller, (iii) evidencing the satisfaction of any condition referred to in this Article VII, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by the Transaction Documents.

                  7.5. NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. Except for the lawsuit described in Section 10.3(e) hereof, there must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any Acquired Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Purchase Shares.

                  7.6. NO PROHIBITION. Neither the consummation nor the performance of any of the transactions contemplated by the Transaction Documents will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

                  7.7. AUTHORITY. All actions required to be taken by or on the part of Buyer to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Buyer.

                                  ARTICLE VIII
              CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE


                  Sellers' obligation to sell the Purchase Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

                  8.1. ACCURACY OF REPRESENTATIONS. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

                  8.2. BUYER'S PERFORMANCE.

                  (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                  (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.5.

                  8.3. CONSENTS. Each of the Consents identified in Schedule 3.2, and any and all other consents required to be obtained by Sellers from third parties in order not to be in default under any contract identified in
Schedule 3.17 hereof and to consummate the transactions contemplated hereunder, must have been obtained and must be in full force and effect.

                  8.4. ADDITIONAL DOCUMENTS. Each of the following documents must have been delivered to Sellers:

                  (a) An opinion of counsel for Buyer dated the Closing Date, in a form reasonably acceptable to the Sellers; and

                  (b) such other documents as Sellers may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iii) evidencing the satisfaction of any condition referred to in this Article VIII, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by the Transaction Documents.

                  8.5. NO PROHIBITION. Neither the consummation nor the performance of any of the transactions contemplated by the Transaction Documents will, directly or indirectly (with or without notice or lapse of time), contravene, or conflict with, or result in a violation of, or cause Sellers or any Acquired Company to suffer any adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

                  8.6. PERSONAL GUARANTY(IES). The personal guaranty(ies) identified at Schedule 8.6, pursuant to which current or former shareholders, directors, officers or employees of an Acquired Company have guarantied certain obligations of an Acquired Company, shall have been released or Buyer shall have agreed in writing to fully indemnify and hold harmless the individual(s) in question from any liability or obligation with respect to any such personal guaranty(ies).

                                   ARTICLE IX
                                   TERMINATION

                  9.1. TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

                  (b) (i) by Buyer if any of the conditions in Article VII have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in
Article VIII has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

                  (c) by mutual consent of Buyer and Sellers; or

                  (d) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before September 30, 2001, or such later date as the parties may agree upon.

                  9.2. EFFECT OF TERMINATION. Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 12.1 and 12.3 will survive; provided that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                   ARTICLE X
                            INDEMNIFICATION; REMEDIES

                  10.1. SURVIVAL. All representations, warranties, covenants and obligations in this Agreement, the Schedules, the supplements to the Schedules, the certificate delivered pursuant to Section 2.5(a)(iv), and any other certificate or document delivered pursuant to this Agreement will survive the Closing for a period of two (2) years; provided, however, that the representations and warranties in Sections 3.1, 3.2(a), 3.3, 3.25, 4.1, 4.2, 4.3(a), and 4.8 shall survive without limitation and the representations and warranties in Sections 3.11 and 3.19 shall survive until the expiration of any applicable statute of limitations. If, prior to the relevant expiration date set forth in this Section 10.1, written notice of an indemnification claim in respect of a Breach of a representation or warranty is given by an indemnified party to an indemnifying party, then notwithstanding such expiration, such representation and warranty shall survive the Closing but only in respect of such claim until payment in full of any and all Damages (as defined herein) resulting therefrom or the release of the indemnifying party therefrom by the indemnified party following a final and binding settlement or non-appealable judgment with respect thereto.

                  10.2. RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. Except as otherwise provided herein, the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

                  10.3. INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS. Sellers, jointly and severally, will indemnify and hold harmless Buyer, each Acquired Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "BUYER INDEMNIFIED PERSONS") for, and will pay to the Buyer Indemnified Persons the amount of, any loss, liability, claim, damage (excluding Lost Profits and Special Damages (as defined in Section 10.10) except where an indemnified party has actually paid amounts on account of Lost Profits and Special Damages to a third party claimant), expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "DAMAGES"), incurred, arising, directly or indirectly, from or in connection with:

                  (a) any Breach of any representation or warranty made by Sellers in this Agreement (after giving effect to any supplement to the Schedules), other than, if the Closing occurs, Breaches of such representations or warranties that are identified in the certificate delivered pursuant to
Section 2.5(a)(iv) as having caused the condition specified in Section 7.1 not to be satisfied, and for purposes of this subsection 10.3(a) any qualification of such representations and warranties by reference to the materiality of matters stated therein, shall be disregarded, in determining any Breach thereof;

                  (b) any Breach by any Seller of any covenant or obligation of such Seller in this Agreement;

                  (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Seller or any Acquired Company (or any Person acting on their behalf) in connection with any of the transactions contemplated under the Transaction Documents;

                  (d) any matter disclosed in the Schedules hereto;

                  (e) that certain lawsuit captioned Robert Battista v. TheraCom, Inc., Robert Dresing, and Mark Hansan, filed in the Superior Court of the State of California for the County of Los Angeles on September 14, 2000; or

                  (f) any indemnification obligations under Section 2(d) of the Escrow Agreement.

                  10.4. LIMITATIONS ON INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS.

                  (a) Sellers shall not have liability under Section 10.3(a) hereof unless the aggregate amount of indemnifiable Damages to the Buyer Indemnified Persons finally determined to arise thereunder exceeds $250,000 (the "INDEMNITY THRESHOLD AMOUNT") and, in such event, subject to Section 10.4(b), Sellers shall be required to pay the aggregate amount by which such Damages exceed the Indemnity Threshold Amount; provided, however, that Damages finally determined to arise based upon, attributable to or resulting from the Breach of any representation or warranty set forth in Sections 3.1, 3.2(a), 3.3, 3.11,
3.19 and 3.25 shall not be subject to the foregoing limitation and shall be indemnified in full even if less than the Indemnity Threshold Amount.

                  (b) The maximum amount of Damages for which all Sellers shall be jointly and severally liable pursuant to Section 10.3(a) shall not exceed Twenty Seven Million Five Hundred Thousand Dollars ($27,500,000); provided, however, that the maximum amount of Damages for which all Sellers shall be jointly and severally liable pursuant to Section 10.3(a) for a breach of Section
3.14 or Section 3.26 which is based upon the physician billing practices engaged in by the Acquired Companies pursuant to the Sales and Billing Agent Agreements included in the Applicable Contracts shall not exceed five million dollars ($5,000,000), but such limitation of Damages shall apply only to the extent the physician billing practices in question are consistent in all material respects with the physician billing practices described and disclosed in Schedule 10.4(b).

                  10.5. INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. Buyer will indemnify and hold harmless Sellers, and their respective trustees, beneficiaries, successors and assigns (collectively, the "SELLER INDEMNIFIED PERSONS"), and will pay to the Seller Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the transactions contemplated by the Transaction Documents.

                  10.6. LIMITATIONS ON INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER.

                  (a) For purposes of Section 10.5(a), the total amount of Damages for which Buyer is obligated to indemnify Sellers pursuant to Section 10.5(a) in the event of a Breach of one of Buyer's representations or warranties hereunder, exclusive of any expenses directly incurred by Sellers and indemnifiable by Buyer, shall be limited solely to the amount by which the shares of AdvancePCS Stock received by Sellers pursuant to this Agreement are diminished in value and such diminution in value could reasonably be directly attributable to such a Breach, subject to the limitations contained in the remainder of this Section 10.6.

                  (b) Buyer shall not have liability under Section 10.5(a) hereof unless the aggregate amount of indemnifiable Damages to the Seller Indemnified Persons finally determined to arise thereunder exceeds the Indemnity Threshold Amount and, in such event, subject to Section 10.6(a), the Buyer shall be required to pay the aggregate amount by which such Damages exceed the Indemnity Threshold Amount.

                  10.7. PROCEDURES FOR INDEMNIFICATION -- THIRD PARTY CLAIMS.

                  (a) Promptly after receipt by an indemnified party under
Section 10.3 or 10.5 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement of such claim, but the failure to so notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, subject to the time limitations set forth in Section 10.1 and except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  (b) If any Proceeding referred to in Section 10.3 (and it is hereby acknowledged by the parties that the term Proceeding includes, but is not limited to, the lawsuit identified in Section 10.3(e)) is brought against an indemnified party and it gives written notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after written notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
Article X for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification to the extent adversely determined; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's written consent, which consent shall not be unreasonably withheld unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its written consent when such consent is required hereunder; and (iv) no compromise or settlement of such claims may be effected by the indemnified party without the indemnifying party's written consent, which consent shall not be unreasonably withheld. If written notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within twenty (20) days after the indemnified party's written notice is given, give written notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party; provided, however, that the indemnifying party shall not be precluded from otherwise participating in such Proceeding as permitted by this Section 10.7(b).

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its written consent (which may not be unreasonably withheld).

                  10.8. PROCEDURE FOR INDEMNIFICATION -- OTHER CLAIMS. Subject to the time limitations in Section 10.1, a claim for indemnification for any matter not involving a third-party claim may be asserted by written notice to the party from whom indemnification is sought, which notice shall set forth a reasonable description of the basis of such claim and the amount necessary to satisfy such claim, if known.

                  10.9. NET DAMAGES. All Damages receivable by an indemnified party under this Article X shall be net of insurance proceeds, the reasonable cost of recovering the amount of coverage from the insurer, and recoveries from third parties (except cost of collection from such third parties which shall be indemnifiable Damages) actually received by such indemnified party. The amount of any Damages shall be net of any tax benefits or savings realized or to be realized by the indemnified party as a result of the matter giving rise to the claim for indemnification.

                  10.10. LOST PROFITS AND SPECIAL DAMAGES. Except as expressly provided herein, no party shall be required to indemnify, hold harmless or otherwise compensate the any party for damage to reputation, lost business opportunities, lost profits, diminution of value, mental or emotional distress, incidental, special, exemplary, indirect or consequential damages (collectively, "Lost Profits and Special Damages").

                  10.11. SATISFACTION OF INDEMNIFICATION LIABILITY. Except as otherwise provided in the Escrow Agreement in respect of the Escrowed AdvancePCS Stock, each Seller may elect to indemnify the Buyer Indemnified Persons by payment of cash, by surrender of shares of AdvancePCS Stock or by a combination of payment of cash and surrender of shares of AdvancePCS Stock. For purposes of determining the number of shares of AdvancePCS Stock to be so surrendered, Sellers shall surrender that number of shares of AdvancePCS Stock that results from dividing the amount of Damages owed by Sellers by the Closing Date Stock Price.

                  10.12. NON-EXCLUSIVE REMEDIES. The remedies available to the parties under this Agreement shall not be exclusive of any other remedies available to the parties at law, equity or otherwise.

                                   ARTICLE XI
                             POST-CLOSING COVENANTS

                  11.1 COVENANTS WITH RESPECT TO TAXES. If, with respect to a taxable period ending on or before the Closing Date, (i) any tax authority commences or has commenced an audit and such authority proposes an adjustment or makes any other claim with respect to a Tax liability of an Acquired Company, or
(ii) an Acquired Company files or has filed a claim against any tax authority for refund of Taxes paid or for a credit against any Tax liability assessed against and paid by an Acquired Company (collectively, a "TAX PROCEEDING"), and the Tax Proceeding would give rise to an indemnification claim by Buyer against Sellers pursuant to Section 10. 3 above, then Buyer shall promptly notify Sellers in writing of such Tax Proceeding. Sellers shall be entitled to participate in such Tax Proceeding and, to the extent that Sellers wish (and Buyer determines in good faith that joint representation would be inappropriate), to assume the defense or prosecution, as the case may be, of such Tax Proceeding with counsel reasonably satisfactory to Buyer and, after written notice from Sellers to Buyer of their election to assume the defense or prosecution, as the case may be, of such Tax Proceeding, Sellers will not, as long as they diligently conduct such defense or prosecution, as the case may be, be liable to Buyer under this Section 11.1 or Article X for any fees of other counsel or any other expenses with respect to the defense or prosecution, as the case may be, of such Tax Proceeding, in each case subsequently incurred by Buyer in connection with the defense or prosecution, as the case may be, of such Tax Proceeding, other than reasonable costs of investigation. If Sellers assume the defense or prosecution, as the case may be, of a Tax Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Tax Proceeding are within the scope of and subject to indemnification to the extent adversely determined; (ii) no compromise or settlement of such claims may be effected by Sellers without Buyer's written consent, which consent cannot be unreasonably withheld; (iii) Buyer will have no liability with respect to any compromise or settlement of such claims effected without its written consent; and (iv) no compromise or settlement of such claims may be effected by Buyer without Sellers' written consent, which consent shall not be unreasonably withheld. If written notice is given to Sellers of a Tax Proceeding and Sellers do not, within twenty (20) days after Buyer's written notice is given, give written notice to Buyer of their election to assume the defense or prosecution, as the case may be, of such Tax Proceeding, Sellers will be bound by any determination made in such Tax Proceeding or any compromise or settlement effected by Buyer. [Notwithstanding the foregoing, if Buyer determines in good faith that there is a reasonable probability that a Tax Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, Buyer may , by notice to Sellers, assume the exclusive right to defend, prosecute, compromise, or settle such Tax Proceeding, but Sellers will not be bound by any determination of a Tax Proceeding so defended or prosecuted or any compromise or settlement effected without its written consent (which may not be unreasonably withheld) and Sellers will have no liability with respect to such compromise or settlement. With respect to Tax Returns of an Acquired Company for tax periods that commenced prior to the Closing Date but for which Tax Returns were not required to have been filed prior to the Closing Date, Buyer shall permit Sellers and their tax advisors to review and comment on each such Tax Return within a reasonable time prior to filing and shall consider in good faith all such revisions to such Tax Returns as are reasonably requested by Sellers.

                  11.2 REGISTRATION OF SELLERS' ADVANCEPCS STOCK. Sellers shall have the following registration rights with respect to the AdvancePCS Stock issued to them hereunder.

                  (a) Registration Rights for AdvancePCS Stock; Filing of Registration Statement. AdvancePCS will utilize its reasonable best efforts to cause, as soon as practicable following the Closing Date and in no event later than sixty (60) days thereafter, a registration statement to be filed under the Securities Act or an existing registration statement to be amended for the purpose of registering the AdvancePCS Stock for resale by Sellers (the "REGISTRATION STATEMENT"). Buyer will use its reasonable best efforts to have the Registration Statement become effective and cause the AdvancePCS Stock owned by Sellers to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Seller (collectively, "BLUE SKY QUALIFICATIONS") reasonably requests as soon as reasonably practicable following the Closing Date, provided, however, that Buyer shall not be required to qualify to do business in any state or to consent to be subject to general service of process in any state where it is not otherwise required to be so qualified or subject. Buyer shall use its reasonable best efforts to list the AdvancePCS Stock on a national securities exchange or have such stock designated as national market securities by the National Association of Securities Dealers, Inc ("NASD"). The registration pursuant to this Section
11.1 shall be effected by the filing of a registration statement on Form S-3, unless the use of a different form has been agreed to in writing by the parties.

                  (b) Expenses of Registration. Buyer shall pay all expenses incurred by Buyer under this Section 11.2 in connection with the registration, Blue Sky Qualifications or other qualification and/or exemption of AdvancePCS Stock, including any SEC registration, Blue Sky Qualifications and filing fees, printing expenses, fees and disbursements of Buyer's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by Buyer in connection with such registration or Blue Sky Qualifications, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. Buyer shall not, however, be liable for any sales, broker's or underwriting commissions upon sale by any Seller of any of AdvancePCS Stock owned by Sellers.

                  (c) Furnishing of Documents. Buyer shall furnish to Sellers such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement and such other documents as Sellers may reasonably request in order to facilitate the offering of AdvancePCS Stock owned by Sellers.

                  (d) Amendments and Supplements. Buyer shall prepare and promptly file with the SEC and promptly notify Sellers of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to AdvancePCS Stock is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statement therein, in the light of the circumstances under which they were made not misleading. Buyer shall also advise Sellers promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any order suspending the effectiveness of the Registration Statement or the Blue Sky Qualifications or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                  (e) Duration. Buyer shall maintain the effectiveness of the Registration Statement and the Blue Sky Qualifications until the earlier of (i) the second anniversary of the Closing Date or (ii) the sale of all of AdvancePCS Stock then owned by Sellers. Buyer's obligations contained in Sections 11.2(a),
(c), and (d) shall terminate on the second anniversary of the Closing Date.

                  (f) Further Information. If AdvancePCS Stock owned by a Seller is included in any registration, such Seller shall furnish Buyer such information regarding itself as Buyer may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                  (g) Indemnification.

                      (i) To the extent permitted by law, AdvancePCS will indemnify each Seller with respect to whom a registration, qualification or compliance has been effected pursuant to this Section 11.2, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by AdvancePCS of any rule or regulation promulgated under the Securities Act applicable to AdvancePCS in connection with any such registration, qualification or compliance, and AdvancePCS will reimburse each such Seller, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that AdvancePCS will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to AdvancePCS by such Seller for use therein.

                      (ii) To the extent permitted by law, each Seller will, if AdvancePCS Stock held by such Seller is included in the securities as to which such registration, qualification or compliance is being effected, indemnify AdvancePCS, each of its directors and officers, each person who controls AdvancePCS within the meaning of Section 15 of the Securities Act, and each other such Seller, each of its officers and directors and each person controlling such Seller within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse AdvancePCS, such Sellers, such directors, officers, persons, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to AdvancePCS by such Seller for use therein; provided that in no event shall any indemnity under this subparagraph 11.2(g)(ii) exceed the net proceeds received by such Seller in such registration.

                      (iii) Each Indemnified Party shall give notice to each Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 11.2(g) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                      (iv) If the indemnification provided for in this Section 11.2(g) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability or action referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                      (v) AdvancePCS and the Sellers agree that it would not be just and equitable if contribution pursuant to this Section 11.2(g) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11.2(g). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 11.2(g) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of this Section 11.2(g). Notwithstanding the provisions of this
Section 11.2(g), no Seller shall be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the net proceeds (after selling expenses) received by such Seller. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                  ARTICLE XII
                               GENERAL PROVISIONS

                  12.1. EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by the Transaction Documents, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

                  12.2. PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated by the Transaction Documents will be issued, if at all, at such time and in such manner as Buyer and Sellers mutually shall determine. Unless consented to by Buyer or Sellers, as the case may be, in advance or required by Legal Requirements, prior to the Closing Sellers and Buyer shall, and shall cause each Acquired Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which each Acquired Company's employees, customers, and suppliers and others having dealings with such Acquired Company will be informed of the transactions contemplated by the Transaction Documents, and Buyer will have the right to be present for any such communication.

                  12.3. CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and each Acquired Company to maintain in confidence, any written, oral, or other information obtained in confidence from another party or any Acquired Company in connection with this Agreement or the transactions contemplated by the Transaction Documents, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by the Transaction Documents, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the transactions contemplated by the Transaction Documents are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

                  12.4. NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered or certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         If to Sellers:             To each Seller at the address and telecopier
                                    number set forth opposite each such Seller's name on Schedule I hereto.


         With a Copy to:            Squire, Sanders & Dempsey L.L.P.
                                    4900 Key Tower
                                    127 Public Square
                                    Cleveland, Ohio 44114-1304
                                    Attn:  James H. Berick, Esq.
                                    Phone:  (216) 479-8450
                                    Facsimile:  (216) 479-8776

         If to Buyer:               AdvancePCS
                                    5215 North O'Connor Boulevard,
                                    Suite 1600
                                    Irving, Texas 75039
                                    Attn: Chief Executive Officer
                                    Phone: (469) 420-6000
                                    Facsimile: (469) 420-6109

         With a Copy to:            Reed Smith LLP
                                    1301 K Street, N.W.
                                    Suite 1100 - East Tower
                                    Washington, DC 20005
                                    Attn:  Robert D. Clark, Esq.
                                    Phone: (202) 414-9285
                                    Facsimile: (202) 414-9299


                  12.5 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

                  12.6 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

                  12.7 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                  12.8 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the Schedules, Exhibits and other documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by each party.

                  12.9 SCHEDULES.

                  (a) The disclosures in the Schedules, and those in any supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement; provided, however, that specific cross references between disclosure schedules incorporating by reference information specifically disclosed in other disclosure schedules are permitted.

                  (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

                  12.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior written consent of the other parties except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

                  12.11 REFERENCES TO KNOWLEDGE. All references in this Agreement to the "knowledge" of (i) the Acquired Companies shall mean, with respect to a specified matter or fact, the actual knowledge of Robert K. Dresing, Mark D. Hansan, William Lambros, Nancy Pilcher, Dan Desmarais, Mary Ann Zamula, Rob Sarlan, and Dan Bailey (collectively, the "RELEVANT OFFICERS") with regard to such specified fact or matter, or such knowledge as the Relevant Officers would have been likely to learn had they conducted a reasonable inquiry with respect to such fact or matter and (ii) a Seller shall mean, with respect to a specified matter or fact, the actual knowledge of such Seller with regard to such specified fact or matter, or such knowledge as such Seller would have been likely to learn had he/she/it conducted a reasonable inquiry with respect to such fact or matter.

                  12.12 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  12.13 ARTICLE AND SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Article", "Articles", "Section" or "Sections" refer to the corresponding Article, Articles, Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                  12.14 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                  12.15 GOVERNING LAW. This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

                  12.16 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.



                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


BUYER:                                 SELLERS:

ADVANCEPCS

By:
    -----------------------------      -----------------------------------------
                                                  ROBERT K. DRESING
Print Name:
           ----------------------
Title:
       --------------------------     ------------------------------------------
                                                  MARK D. HANSAN


                                      ------------------------------------------
                                                  TERRY L. LIERMAN


                                      ROBERT K. DRESING TRUST

                                      By:
                                         ---------------------------------------
                                                 JAMES H. BERICK, TRUSTEE


                                      MARK D. HANSAN TRUST

                                      By:
                                         ---------------------------------------
                                                JAMES H. BERICK, TRUSTEE

                                   SCHEDULE I

                                 LIST OF SELLERS


                                                     Number of         Number of             Allocation of
                  Sellers                            Shares            Purchase Shares       Purchase Price
                  -------                            ---------         ---------------       --------------
                  Robert K. Dresing                  82.75                 82.75                 $________

                  Robert K. Dresing Trust            32                    32                    $________

                  Mark D. Hansan                     86                    86                    $________

                  Mark D. Hansan Trust               28.75                 28.75                 $________

                  Terry L. Lierman                   25.50                 25.50                 $________



                  The addresses, and telephone and fax numbers for the Sellers are as follows:

                  Robert K. Dresing

                  --------------------------------------

                  --------------------------------------
                  Telephone:
                            ----------------------------
                  Facsimile No.:
                                ------------------------

                  Robert K. Dresing Trust
                  Squire, Sanders & Dempsey L.L.P.
                  4900 Key Tower
                  127 Public Square
                  Cleveland, Ohio 44114-1304
                  Attn:  James H. Berick, Esq.
                  Telephone: (216) 479-8450
                  Facsimile No.: (216) 479-8776

                  Mark D. Hansan

                  --------------------------------------

                  --------------------------------------

                  --------------------------------------

                  Telephone:
                            ----------------------------
                  Facsimile No.:
                                ------------------------

                  Mark D. Hansan Trust
                  Squire, Sanders & Dempsey L.L.P.
                  4900 Key Tower
                  127 Public Square
                  Cleveland, Ohio 44114-1304
                  Attn:  James H. Berick, Esq.
                  Telephone: (216) 479-8450
                  Facsimile No.: (216) 479-8776

                  Terry L. Lierman

                  --------------------------------------

                  --------------------------------------

                  --------------------------------------

                  Telephone:
                            ----------------------------
                  Facsimile No.:
                                ------------------------

                                     EXHIBIT

                             2.2(a) ESCROW AGREEMENT

                                                                   FINAL EXHIBIT


                                 EXHIBIT 2.2(a)

                                ESCROW AGREEMENT

================================================================================

         THIS ESCROW AGREEMENT (this "AGREEMENT"), dated as of ________, 2001, is by and among AdvancePCS, a Delaware corporation ("PURCHASER"), Sellers (as hereinafter defined) and __________________, a ________ corporation (the "ESCROW AGENT").

                                    RECITALS

         WHEREAS, Purchaser and the Persons listed on Schedule 1 hereto ("SELLERS") have entered into a Stock Purchase Agreement dated as of ____________, 2001 (the "PURCHASE AGREEMENT"), relating to the purchase by Purchaser of the Purchase Shares. Capitalized terms used in this Agreement without definition have the respective meanings given to them in the Purchase Agreement;

         WHEREAS, pursuant to the Purchase Agreement, Purchaser has deposited with the Escrow Agent certificates for _____________ (_______) shares of common stock of Purchaser ("AdvancePCS Common Stock") equal in value to $6,500,000 (the "Initial Escrow Value"), issued in the names of the Persons listed on Schedule 1 hereto (such shares, or any portion thereof at any time held by the Escrow Agent pursuant to this Agreement, are hereinafter referred to herein as the "ESCROWED SHARES");

         WHEREAS, the parties hereto wish to specify the terms and conditions upon which the Escrowed Shares will be held and disbursed; and

         WHEREAS, the Escrow Agent has expressed its willingness to act as escrow agent hereunder;

         NOW, THEREFORE, in consideration of the mutual undertakings and covenants contained in this Agreement and the Purchase Agreement, the parties hereto covenant and agree as follows:

         1. OBLIGATION OF ESCROW AGENT. The Escrow Agent hereby acknowledges receipt of the Escrowed Shares and agrees to hold and dispose of such shares pursuant to the terms and conditions of this Agreement.

         2. REPLACEMENT OF ESCROWED SHARES.

                  (a) In the event that AdvancePCS shall at any time after the date of this Agreement (i) declare a dividend or make a distribution on the AdvancePCS Common Stock payable in shares of AdvancePCS Common Stock, (ii) subdivide the outstanding AdvancePCS Common Stock into a greater number of shares, (iii) combine the outstanding AdvancePCS Common Stock into a smaller number of shares or (iv) issue any shares of AdvancePCS by reclassification of the AdvancePCS Common Stock (including any such reclassification in connection with a consolidation or merger in which AdvancePCS is the continuing or surviving corporation), then, with respect to any such event which requires the surrender of certificates for shares of AdvancePCS Common Stock by the holders thereof generally, the Escrow Agent shall surrender to AdvancePCS the certificates for the Escrowed Shares. Upon receipt of such certificates, AdvancePCS shall issue a new stock certificates in the name of Sellers for the number of shares resulting from such stock dividend, stock split, reverse stock split, or reclassification and deliver such certificates to the Escrow Agent. The shares evidenced by such certificates shall thereafter be deemed the Escrowed Shares.

                  (b) In the event that AdvancePCS shall at any time after the date of this Agreement consolidate with, merge into, or engage in any transaction with, any other Person, and, pursuant to such consolidation, merger or similar transaction, (i) AdvancePCS is not the continuing or surviving corporation and (ii) the continuing or surviving corporation issues shares of its capital stock to the holders of AdvancePCS Common Stock in exchange for such AdvancePCS Common Stock, the Escrow Agent shall surrender to the continuing or surviving corporation the certificates for the Escrowed Shares. Upon receipt of such certificates, the continuing or surviving corporation shall issue a new stock certificates in the name of Sellers for the number of shares resulting from such consolidation, merger or similar transaction and deliver such certificates to the Escrow Agent. The shares delivered to the Escrow Agent and evidenced by the certificates issued in connection with such event shall thereafter be deemed the Escrowed Shares and shall be subject to proportional adjustments from time to time to give effect to stock dividends, stock splits, reverse stock splits or other reclassifications of such Person.

                  (c) In the event that AdvancePCS shall at any time after the date of this Agreement consolidate with, merge into, or engage in any transaction with, any other Person, and, pursuant to such consolidation, merger or similar transaction, (i) AdvancePCS is not the continuing or surviving corporation and (ii) the continuing or surviving corporation pays cash or other property ("NON-STOCK CONSIDERATION") to the holders of AdvancePCS Common Stock in exchange for such AdvancePCS Common Stock, the Escrow Agent shall surrender to the continuing or surviving corporation the certificates for the Escrowed Shares. Upon receipt of such certificates, the continuing or surviving corporation shall forward the Non-Stock Consideration to the Escrow Agent who will hold such Non-Stock Consideration in escrow pursuant to this Agreement as the "Escrowed Shares". The account into which any cash Non-Stock Consideration is deposited by the Escrow Agent hereunder is sometimes hereinafter referred to as the "Escrow Account."

                  (d) A Seller may elect any time (by providing written notice of such election to the Purchaser and the Escrow Agent) to replace Escrowed Shares with cash equivalent in value to the Escrowed Shares at the time of such request, but only to the extent that after any such replacement the aggregate value of the Escrow Account and the Escrowed Shares shall not be less than the Initial Escrow Value. Upon receipt of such cash equivalent in accordance with the subsection (d), the Escrow Agent shall release to Seller certificates representing the Escrowed Shares so replaced. Any cash received by the Escrow Agent shall be deposited in the Escrow Account. Purchaser shall have no liability to any Seller arising or resulting from the application of this subsection (d), and Purchaser shall be indemnified for any such liability under
Section 10.3 of the Purchase Agreement.

                  (e) In the event that subsection (a), (b) or (c) if this
Section 2 shall be applicable, and the aggregate value of the Escrowed Shares and the Escrow Account substantially exceeds the Initial Escrow Value, Sellers may request Purchaser's consent to the release of Escrowed Shares and/or funds in the Escrow Account constituting a portion of such excess. Purchaser shall consider in good faith, but shall not be obligated to grant such request.

         3. INVESTMENTS

                  (a) The Escrow Agent agrees to invest and reinvest funds in the Escrow Account, but only upon written instructions signed by an authorized agent of AdvancePCS and Sellers in any permitted investment.

                  (b) The parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Account or the purchase, sale, retention or other disposition of any permitted investment.

                  (c) Interest and other earnings on permitted investments shall be added to the Escrow Account. Any loss or expense incurred as a result of an investment will be borne by the Escrow Account. In the event that the Escrow Agent does not receive written directions to invest funds held in the Escrow Account, the Escrow Agent shall invest such funds in United States Treasury securities.

                  (d) The Escrow Agent is hereby authorized to execute purchases and sales of permitted investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent shall send statements to each of the parties hereto on a monthly basis reflecting activity in the Escrow Account for the preceding month. Although AdvancePCS and Sellers recognize that they may obtain a broker confirmation or written statement containing comparable information at no additional cost, AdvancePCS and Sellers hereby agree that the confirmations of permitted investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered. No statement need be rendered for the Escrow Account if no activity occurred for such month.

                  (e) AdvancePCS and Sellers acknowledge and agree that the delivery of any Escrowed Shares held by the Escrow Agent in the form of cash is subject to the sale and final settlement of permitted investments. Proceeds of a sale of permitted investments will be delivered on the business day on which the appropriate instructions are delivered to the Escrow Agent if received prior to the deadline for same day sale of such permitted investments. If such instructions are received after the applicable deadline, proceeds will be delivered on the next succeeding business day.

         4. JOINT CLAIM FOR PAYMENT. Should the Escrow Agent at any time receive a written notice executed by AdvancePCS and Sellers instructing the Escrow Agent on how to disburse all or any portion of the Escrowed Shares, the Escrow Agent shall disburse such Escrowed Shares in accordance with such instructions.

         5. UNILATERAL CLAIM FOR PAYMENT; RIGHT TO OBJECT; ARBITRATION OF DISPUTES.

                  (a) If, at any time during the term of this Agreement, AdvancePCS or any other Indemnified Person has given Sellers written notice of a claim for indemnification by Sellers pursuant to Article X of the Purchase Agreement (an "INDEMNIFICATION CLAIM"), AdvancePCS may make a claim for all or a portion of the Escrowed Shares (an "ESCROW CLAIM") by giving written notice of such Escrow Claim to the Escrow Agent and Sellers, which notice shall have attached thereto a copy of the Indemnification Claim and shall state (i) that it is an Escrow Claim pursuant to this Agreement, (ii) AdvancePCS's best estimate of the dollar amount of the Indemnification Claim as of such time (the "CLAIMED AMOUNT"), and (iii) the number of Escrowed Shares which AdvancePCS will be entitled to receive in satisfaction of such Indemnification Claim pursuant to
Section 10.3 of the Purchase Agreement (the "CLAIMED SHARES") assuming that AdvancePCS or another Buyer Indemnified Person, as applicable, is entitled to be indemnified for the full Claimed Amount and that such Claimed Amount will not be paid to AdvancePCS or such other Buyer Indemnified Person in cash as hereinafter set forth. Accordingly, absent an event of the type described in Section 2, the number of Claimed Shares shall be equal to the Claimed Amount divided by the Closing Date Stock Price. In the event that AdvancePCS's best estimate of the dollar amount of any Indemnification Claim thereafter changes (including, without limitation, by virtue of any reasonable legal fees or other costs incurred or likely to be incurred by AdvancePCS in arbitrating AdvancePCS's or the applicable Buyer Indemnified Person's right to indemnification upon any contest of such right by Sellers), AdvancePCS shall give a supplemental notice to the Escrow Agent and Sellers amending its original Escrow Claim with respect to such Indemnification Claim to increase or decrease, as applicable, the Claimed Amount, in which event the number of Claimed Shares shall accordingly be increased or decreased accordingly consistent with this Section 5(a).

                  (b) Upon receipt of an Escrow Claim (or any amendment to an Escrow Claim increasing the number of Claimed Shares) the Escrow Agent shall, within two (2) Business Days, notify AdvancePCS and Sellers in writing that it has received such notice, attaching a copy thereof and specifying the date (the "DISBURSEMENT DATE") on which the Claimed Shares will be paid to AdvancePCS unless an Objection Notice (as hereinafter defined) is received by the

Escrow Agent before such time. For such purposes, the Disbursement Date shall be the tenth (10th) Business Day after the Escrow Agent shall have delivered notice of the Escrow Claim (or, as applicable, the amendment thereto) to Sellers.

                  (c) Sellers shall be entitled to object to the disbursement to AdvancePCS of all or a portion of the Claimed Shares by delivering written notice (an "OBJECTION NOTICE") to both the Escrow Agent and AdvancePCS prior to the Disbursement Date. Such Objection Notice shall (i) make reference to this Agreement and the Escrow Claim, (ii) state that Sellers dispute AdvancePCS's right to be indemnified for the Indemnification Claim and/or the Claimed Amount, describing the reason(s) why in reasonable detail, and (iii) specify what portion of the Claimed Shares Sellers accordingly object to being disbursed to AdvancePCS hereunder by calculating such number of Claimed Shares corresponding to the portion of the Claimed Amount to which Sellers object consistent with
Section 5(a) hereof (the portion of such Claimed Shares as to which Sellers shall have so objected to being disbursed hereunder shall hereinafter be referred to as the "DISPUTED SHARES"), and (iv) direct the Escrow Agent to retain the Disputed Shares and proceed as set forth in subsection 5(e) hereof.

                  (d) As an alternative or in addition to the bases for objection described in Section 5(c) above, Sellers may object to the disbursement of any Claimed Shares on the basis that Sellers have paid to AdvancePCS or the other applicable Buyer Indemnified Person, in cash, the portion of the Claimed Amount to which such Claimed Shares relate. In such event, Sellers' Objection Notice shall so state, and Sellers shall attach thereto supporting documentation evidencing that such payment has been made.

                  (e) Unless the Escrow Agent receives an Objection Notice prior to the Disbursement Date, it shall disburse the Claimed Shares to AdvancePCS. If the Escrow Agent receives an Objection Notice prior to the Disbursement Date, then, subject to Section 4 above, the Escrow Agent (i) shall retain the Disputed Shares in escrow hereunder pending its receipt of the award of an arbitrator determining which party is entitled to the Disputed Shares pursuant to the procedures set forth below, and upon its receipt of such award the Escrow Agent shall disburse or retain the Disputed Shares as set forth therein, and (ii) shall disburse to AdvancePCS any portion of the Claimed Shares which are not Disputed Shares.

                  (f) If Sellers issue an Objection Notice, then AdvancePCS and Sellers, or either of them, shall commence an arbitration proceeding in the Dallas, Texas office of the American Arbitration Association pursuant to the Commercial Arbitration Rules of the American Arbitration Association to determine which party is entitled to the Disputed Shares in accordance with the terms of the Purchase Agreement and this Agreement.

                  (g) All disputes with regard to the parties' respective entitlement to any of the Disputed Shares or any other Escrowed Shares hereunder shall be settled by arbitration in Dallas County, Texas, before a single arbitrator pursuant to the rules of the American Arbitration Association, and judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof. Arbitration may be initiated by either party hereto. Any award rendered by the arbitrator shall be conclusive and binding upon the parties; provided, however that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties. The decision of the arbitrator in accordance herewith shall be final and binding, and there shall be no right of appeal therefrom.

         6. TERMINATION.

                  (a) This Agreement shall terminate upon the later of (i) the second anniversary of the date of this Agreement, or (ii) the date that the lawsuit captioned Robert Battista v. TheraCom, Inc., Robert Dresing, and Mark Hansan, filed in the Superior Court of the State of California for the County of Los Angeles on September 14, 2000 (the "Battista Case"), has been settled or a final judgment or order has been entered with respect thereto by a court of competent jurisdiction, which judgement or order is no longer subject to appeal (a "Final Resolution").

                  (b) If a Final Resolution of the Battista Case occurs prior to the second anniversary of the date of this Agreement, then on or after the later of (i) the date of such Final Resolution or (ii) the first anniversary of the date of this Agreement, Seller shall be permitted to withdraw Escrowed Shares to the extent that after such withdrawal the aggregate value of the Escrow Account and the Escrowed Shares is equal to no greater than $2,000,000 plus the value of any Disputed Shares and any Escrowed Shares subject to an Indemnification Claim which have not been disbursed to Purchaser (or the cash equivalent of such Disputed Shares or Escrowed Shares subject to an Indemnification Claim).

                  (c) Upon termination of this Agreement, (i) any Escrowed Shares other than Disputed Shares and Escrowed Shares subject to an Indemnification Claim shall be disbursed to Sellers; (ii) any Escrowed Shares subject to an Indemnification Claim (other than Disputed Shares) shall be disbursed to Buyer; and (iii) any Disputed Shares shall continue to be held in escrow pursuant to the terms and conditions of this Agreement.

                  (d) Upon the conclusion of arbitration related to the Disputed Shares, the Disputed Shares shall be disbursed in accordance with the instructions of the arbitrator.

                  (e) Upon the disbursement of all of the Escrowed Shares and all funds in the Escrow Account in accordance with the provisions of this Agreement, the Escrow Agent shall be discharged of any further liability.

         7. DISBURSEMENT OF ESCROWED SHARES.

                  (a) The Escrow Agent shall make no disbursements of the Escrowed Shares, except as provided pursuant to Sections 4, 5 and 6 hereof or as permitted pursuant to Sections 14 and 15 hereof.

                  (b) In the event that the Escrow Agent is at any time required hereunder to disburse all or any portion of the Escrowed Shares to a Person other than Sellers, the Escrow Agent shall effect such disbursement by delivering to AdvancePCS or its successor the certificates for the Escrowed Shares together with stock powers or other appropriate instrument of assignment, executed by the Escrow Agent in the name of Sellers pursuant to the power of attorney contained in Section 9 below, assigning to the party to which such disbursement is to be made (the "TRANSFEREE") the number of Escrowed Shares to which such party is entitled; provided, that, in the case of Non-Stock Consideration, such as cash, such disbursement shall be made through a wire transfer or other customary method of transfer. Upon its receipt of such certificates and stock powers, AdvancePCS or its successor shall (i) issue new stock certificates to the Transferee for the number of shares so assigned to the Transferee and (ii) issue new stock certificates in the name of Sellers for the balance of the Escrowed Shares, if any, represented by the certificates surrendered by the Escrow Agent and deliver such certificates to the Escrow Agent. Notwithstanding the foregoing, in the event that the Escrow Agent is at any time required hereunder to disburse all or a portion of the Escrowed Shares to Sellers, the Escrow Agent shall deliver to Sellers certificates for the number of Escrowed Shares to be so disbursed (and shall split up any certificate for a larger number of Escrowed Shares necessary to permit such disbursement); provided, that in the case of Non-Stock Consideration, such as cash, such disbursement shall be made through a wire transfer or other customary method of transfer.

                  (c) If at any time the Escrowed Shares are comprised of cash or property other than AdvancePCS Common Stock and the Escrow Agent is required hereunder to disburse to AdvancePCS all or a portion of the Escrowed Shares, the amount of such cash and/or property to be disbursed hereunder shall be such amount of cash or property received by the Escrow Agent pursuant to Section 2 with respect to the number of shares of AdvancePCS Common Stock to which AdvancePCS would be entitled hereunder if an event described in Section 2 had never occurred.

         8. OWNERSHIP OF ESCROWED SHARES. Subject to the terms of this Agreement, Sellers shall have all indicia of ownership of the Escrowed Shares while they are held by the Escrow Agent, including, without limitation, the right to vote the Escrowed Shares (in the manner set forth in Section 18 below), the right to receive any cash dividends on or with respect to the Escrowed Shares (subject to Section 2 above), and the obligation to pay all taxes, assessments, and charges with respect thereto; provided, however, that Sellers shall have no right to sell, transfer, pledge, hypothecate or otherwise dispose of any Escrowed Shares while they remain Escrowed Shares. Any cash dividends with respect to the Escrowed Shares shall be distributed within two (2) Business Days of receipt by the Escrow Agent to, and for tax purposes shall be allocable to, Sellers.

         9. POWER OF ATTORNEY.

                  (a) Sellers hereby name, constitute and appoint the Escrow Agent (including any successor escrow agent hereunder) to be Sellers' true and lawful attorney, with full power and authority for and in their name, place and stead and on their behalf to execute, acknowledge and deliver any writing and to do, perform or transact each and every other act that Sellers could lawfully do, perform or transact, in each case in connection with or relating to the assignment and transfer of all or any portion of the Escrowed Shares as provided in this Agreement. By way of illustration but not of limitation, Sellers' said attorney shall have and may exercise the following powers: (i) to execute and deliver stock powers and other instruments of assignment with respect to the Escrowed Shares; and (ii) to take any action to surrender or otherwise transfer the Escrowed Shares in accordance with Section 2.

                  (b) No Person entering into any transaction of any kind whatever with Sellers' said attorney shall be under any obligation to inquire as to the authority of this said attorney to effect the same or the expediency thereof or to see to the proper application of the proceeds therefrom, whatever may be the nature of such proceeds. Any person, corporation, partnership, bank, trust company or depository of any kind may rely upon this Power of Attorney until such person, corporation, partnership, bank, trust company or depository receives written notice of the revocation of this Power of Attorney.

                  (c) This Power of Attorney and the powers conveyed hereby are coupled with an interest and irrevocable and shall continue until termination of this Agreement.

         10. EXCULPATION OF ESCROW AGENT. The Escrow Agent shall have no duties or responsibilities except for those set forth herein (and required by applicable law), which the parties agree are ministerial in nature. If in doubt as to its duties and responsibilities hereunder, the Escrow Agent may consult with counsel of its choice and shall be protected in any action taken or omitted in connection with the advice or opinion of such counsel. Except for the Escrow Agent's own willful misconduct or gross negligence: (a) the Escrow Agent shall have no liability of any kind whatsoever for the performance of any duties imposed upon the Escrow Agent under this Agreement or for any action or failure to act by the Escrow Agent hereunder; (b) the Escrow Agent shall not be responsible for the acts or omissions of any other parties hereto; (c) the Escrow Agent shall not be liable to anyone for damages, losses or expenses arising out of this Agreement; (d) provided that the Escrowed Shares are held as directed, the Escrow Agent shall have no responsibility for the preservation of such shares; and (e) the Escrow Agent may rely and/or act upon any instrument or document reasonably believed by the Escrow Agent in good faith to be genuine and to be executed and delivered by the proper Person, and may assume in good faith the authenticity, validity and effectiveness thereof and shall not be obligated to make any investigation or determination as to the truth and accuracy of any information contained therein. The Escrow Agent shall neither be responsible for , nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith, including without limitation the Purchase Agreement. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Agreement or any other Agreement. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES WHICH RESULT FROM THE ESCROW AGENT'S FAILURE TO ACT IN ACCORDANCE WITH THE STANDARDS SET FORTH IN THIS AGREEMENT, OR (ii) SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In the event of any dispute between AdvancePCS and Sellers, AdvancePCS and Sellers shall pay, on demand, the reasonable attorneys' fees and other reasonable costs and expenses incurred by the Escrow Agent in respect thereof. AdvancePCS and Sellers shall be jointly and severally liable for such fees, costs and expenses but, as between themselves, the fees, costs and expenses shall be paid by the prevailing party in any such dispute.

         11. INDEMNIFICATION. In consideration of its acceptance of the appointment as the Escrow Agent, the other parties hereto, jointly and severally, agree to indemnify and hold the Escrow Agent harmless as to any liability it incurs by reason of its having accepted the same or in carrying out any of the terms hereof (in each case except for any liability the Escrow Agent incurs as a result of the Escrow Agent's own willful misconduct or gross negligence), and to reimburse the Escrow Agent for all its reasonable expenses, including, among other things, counsel fees and court costs, incurred by reason of its position hereunder or actions taken pursuant hereto. Escrow Agent's indemnification shall survive its resignation, removal or the termination of this Agreement.

THE FOREGOING INDEMNIFICATION IN FAVOR OF THE ESCROW AGENT SHALL APPLY WHETHER OR NOT ANY NEGLIGENCE OF THE ESCROW AGENT IS ALLEGED OR PROVEN IN CONNECTION WITH THE ESCROW AGENT'S INVESTIGATION AS TO THE MATTERS THAT ARE THE SUBJECT OF THIS AGREEMENT.

         12. NO ADDITIONAL DUTIES. The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim for payment, or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement, unless received by it in writing.

         13. MODIFICATION. No modification of this Agreement shall be valid unless in writing and signed by AdvancePCS, Sellers and the Escrow Agent.

         14. RESIGNATION OF THE ESCROW AGENT. The Escrow Agent, and any successor Escrow Agent, may resign at any time as Escrow Agent hereunder by giving at least twenty (20) Business Days' prior written notice to Sellers and AdvancePCS. Upon their receipt of notice of resignation from the Escrow Agent, AdvancePCS and Sellers shall use their best efforts jointly to designate a successor Escrow Agent. In the event AdvancePCS and Sellers do not agree upon a successor Escrow Agent within twenty (20) Business Days after receiving the notice of resignation, the resigning Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief and any such resulting appointment shall be binding upon all parties hereto. By mutual agreement, AdvancePCS and Sellers shall have the right at any time upon at least five (5) Business Days' written notice to terminate their appointment of the Escrow Agent, or successor Escrow Agent. The Escrow Agent, or successor Escrow Agent, shall continue to act as Escrow Agent until a successor is appointed and qualified. Upon qualification of the successor Escrow Agent, the resigning Escrow Agent shall deliver the Escrowed Shares to the successor Escrow Agent, the successor Escrow Agent shall succeed to all rights and obligations of the resigning Escrow Agent as if originally named herein and the resigning Escrow Agent shall be absolved, from the date of delivery of the Escrowed Shares forward, from any and all liability in connection with the exercise of its powers and duties as Escrow Agent hereunder.

         15. INCONSISTENT CLAIMS. If the Escrow Agent should at any time be confronted with inconsistent claims or demands by the parties hereto, the Escrow Agent shall have the right to interplead the parties in any court of competent jurisdiction and request that such court determine the respective rights of the parties under this Agreement, and upon doing so, the Escrow Agent shall automatically be released from any obligations or liability as a consequence of any such claims or demands.

         16. JURY WAIVER. If a lawsuit arises under or otherwise in connection with this Agreement, AdvancePCS, Sellers and the Escrow Agent agree to waive any right to trial by jury.

         17. FEE OF THE ESCROW AGENT. The Escrow Agent shall be entitled to compensation in accordance with the schedule set forth in Annex A hereto. The cost of compensation and expenses shall be borne equally by AdvancePCS and Sellers.

         18. RIGHT TO VOTE THE ESCROWED SHARES. Each Seller shall have the right to direct the Escrow Agent, in writing, to exercise the voting rights pertaining to all or a portion of the Escrowed Shares held in the name of such Seller. The Escrow Agent shall comply with such directions. In the absence of direction from any Seller, the Escrowed Shares allocable to such Seller shall not be voted by the Escrow Agent.

         19. MISCELLANEOUS. The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction. The Escrow Agent shall not be responsible for and shall not be under a duty to examine or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any amendatory or supplemental agreement. Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversation or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all the

Escrow Agent's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         20. COUNTERPARTS; FACSIMILE SIGNATURE PAGES. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same agreement. Any facsimile copy of an executed signature page to this Agreement shall be deemed an original signature page hereto for all purposes.

         21. NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopy (with written confirmation of receipt) provided that a copy is mailed by registered or certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or telecopy numbers set forth below (or to such other addresses or telecopy numbers as a party may designate by notice to the other parties):

        If to AdvancePCS:                  AdvancePCS
                                           5215 North O'Connor Blvd.
                                           Suite 1600
                                           Irving, Texas  75039
                                           ATTN:  Legal Department
                                           Telephone:  (469) 420-6000
                                           Telecopy:    (469) 420-6109


        With a copy to:                    Reed Smith LLP
                                           1301 K Street, N.W.
                                           Suite 1100 - East Tower
                                           Washington, D.C.  20005
                                           ATTN:  Robert D. Clark, Esquire

        If to Sellers:                     To each Seller at the address,
                                           telephone and
                                           telecopier number set
                                           forth opposite each
                                           such Person's name on
                                           Schedule 1 hereto.

        With a copy to:                    Squire, Sanders & Dempsey, L.L.P.
                                           4900 Key Tower
                                           127 Public Square
                                           Cleveland, Ohio  44114
                                           Attn:  James H. Berick, Esq.
                                           Telecopy:  (216) 479-8776
                                           Telephone:  (216) 479-8450

        If to the Escrow Agent:




         22. BINDING EFFECT. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement.

         23. APPLICABLE LAW. This Agreement, and the rights, remedies, obligations, and duties of the parties under this Agreement, shall be governed by, construed in accordance with and enforced under the laws of the State of Maryland, without giving effect to the principles of conflict of laws of such state.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.

                                     PURCHASER

                                     ADVANCEPCS



                                     By:
                                        --------------------------

                                     SELLERS



                                     -----------------------------
                                     Robert K. Dresing



                                     -----------------------------
                                     Mark D. Hansan



                                     -----------------------------
                                     Terry L. Lierman


                                     ROBERT K. DRESING TRUST



                                     -------------------------
                                     James H. Berick, Trustee


                                     MARK D. HANSAN TRUST



                                     -------------------------
                                     James H. Berick, Trustee

                                  ESCROW AGENT



                            ------------------------

                                                                         ANNEX A
                              FEES OF ESCROW AGENT

================================================================================

One-Time Acceptance Fee*                              $______

Annual Fee (payable in advance)                       $______


*Fee due at closing


                                                                      SCHEDULE 1

                                     SELLERS

================================================================================

                                     EXHIBIT

                         2.5(a)(ii) EMPLOYMENT AGREEMENT

                                                                   FINAL EXHIBIT


                               EXHIBIT 2.5(a)(ii)
                                    (DRESING)

                              EMPLOYMENT AGREEMENT

This Employment Agreement (the "AGREEMENT"), dated as of _____________, 2001, is entered into by and between THERACOM, INC. (the "EMPLOYER"), and Robert K. Dresing (the "EMPLOYEE").

                                    RECITALS

         WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of ____________, 2001 (the "STOCK PURCHASE AGREEMENT"), AdvancePCS, a Delaware corporation ("ADVANCEPCS"), has acquired all of the issued and outstanding capital stock of Dresing-Lierman, Inc., an Ohio corporation (the "ACQUIRED COMPANY");

         WHEREAS, Employer is a wholly-owned subsidiary of the Acquired Company;

         WHEREAS, Employer desires to employ Employee as the Senior Vice President of Employer, and Employee desires to be employed by Employer in such capacity; and

         WHEREAS, this Agreement is executed in connection with, and is an integral part of, the acquisition of the Acquired Company by AdvancePCS;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    AGREEMENT

SECTION 1. EMPLOYMENT

         Section 1.1 Term of Employment. Employer shall employ Employee, and Employee shall serve Employer, for a term of three (3) years beginning on the date hereof and continuing until ________________, 2004 (the "TERM OF EMPLOYMENT").

         Section 1.2 Title and Duties. During the Term of Employment, Employee shall be employed as Senior Vice President of Employer and/or in such other comparable position and title, with such duties, functions, responsibilities and authority as are typically consistent with such position, as Employer may from time to time determine. Employee agrees to devote his best efforts and his full time and attention to the performance of his duties under this Agreement, and to perform such duties in an efficient, trustworthy and businesslike manner, and in a manner that complies with all of Employer's policies and procedures.

         Section 1.3 Limitation on Authority. Without the prior authorization of Employer, Employee shall not have the authority to bind Employer with respect to the acquisition, disposition or undertaking of any material property, investment or project, any borrowing, or the settlement of any material claims or disputes.

         Section 1.4 No Conflicts. Employee represents and warrants to Employer that he is not restricted from entering into this Agreement and that his execution, delivery and performance of this Agreement will not violate any contract or agreement to which Employee is a party or by which Employee is bound.

         Section 1.5 Duty to Act in the Best Interest of Employer. Employee shall not act in any manner, directly or indirectly, which may damage the business of Employer or any of its Affiliates (as defined below) or which would adversely affect the goodwill, reputation or business relations of Employer or any of its Affiliates with their respective customers, the public generally or with any of their other employees. For the purposes of this Agreement, the term "Affiliate" shall mean any business, corporation or other entity controlling, controlled by or under common control with Employer (including but not limited to AdvancePCS, the companies controlled by AdvancePCS and DLI).

SECTION 2. COMPENSATION

         Section 2.1 Salary. For each year during the Term of Employment, Employer shall pay Employee an annual salary of no less than ___________________ ______________________________________________ (the "BASE SALARY"), payable in accordance with the normal payroll practices of Employer and subject to annual increases in the sole discretion of Employer.

         Section 2.2 Benefits. Employee shall be entitled to (i) to participate in any health, accident, disability and life insurance programs, and any other benefit program which Employer may adopt and implement for the benefit of Employer's employees, and (ii) to such other benefits as are provided generally to other executive employees of Employer in positions comparable to that held by Employee.

         Section 2.3 Annual Bonus Opportunity. Employee shall be eligible to receive bonus compensation from Employer in respect of each fiscal year (or portion thereof) occurring during the Term of Employment in an amount which shall not exceed _____ percent _____ of Employee's Base Salary for such fiscal year. Such bonus compensation shall be determined and paid by Employer in accordance with, and subject to the terms and conditions of, the AdvancePCS Management Incentive Program (as the same may be modified or amended from time to time by Employer in its sole discretion) which takes into consideration, among other things, performance-based criteria applicable to Employee as well as the financial results of Employer and AdvancePCS with respect to the fiscal year in question.

         Nothing contained herein and no action taken in respect to any bonus (or otherwise in respect of this Section 2.3) shall create or be construed to create a trust of any kind. All bonuses that may become payable shall be paid after the date that AdvancePCS has received from its independent certified public accountants their report on the audited consolidated financial statements of AdvancePCS for the fiscal year in respect of which any such bonus shall have been determined.

         Section 2.4 Expenses. Employee shall be paid or reimbursed for all reasonable business expenses incurred by him in the performance of his duties for Employer in accordance with Employer's policies and procedures. Employee shall also be reimbursed for all reasonable transportation expenses (and in the case of airfare, coach class only) incurred by him in connection with commuting between Bethesda, Maryland and his residences in Ohio and Florida; provided, however, that Employer shall not be obligated to reimburse Employee for more than four (4) such trips in any calendar month . Employee shall furnish appropriate documentation of all expenses for which Employee may be reimbursed pursuant to this Section 2.4, including documentation required by the Internal Revenue Service.

         Section 2.5 Withholding. Employer shall, in accordance with its payroll policies and procedures, deduct and/or withhold from any compensation and benefits provided to Employee hereunder any income, social security, unemployment and other appropriate taxes required to be so deducted and/or withheld under applicable local, state and federal laws, rules and regulations.

         Section 2.6 Stock Options. Employee will be granted an option to purchase _________________________ shares of the common stock of AdvancePCS in accordance with, and subject to the terms and conditions set forth in, the Incentive Stock Option Agreement in the form of Exhibit A hereto (the "OPTION AGREEMENT") which shall be entered into by and between Employee and AdvancePCS simultaneously with the execution and delivery of this Agreement.

         Section 2.7 Paid Time Off. During the Term of Employment, Employee shall be permitted to take time off with such frequency and of such duration as are consistent with the executive paid time off policies of Employer in effect on the date of this Agreement so long as the absence of Employee does not interfere in any material respect with the performance by Employee of Employee's duties hereunder.

         Section 2.8. Company Car. Employee shall be entitled to the use of a leased company vehicle on terms (including but not limited to the lease rate) and conditions comparable to that in effect with respect to the leased company vehicle utilized by Employee as of the date of this Agreement. Employer shall pay all insurance, insurance deductibles, maintenance and repair costs with respect to such vehicle.

SECTION 3. EMPLOYEE'S ACKNOWLEDGMENTS

         Section 3.1 Confidential Information. Employee recognizes and acknowledges that: (i) in the course of Employee's employment by Employer, Employee will have access to and shall acquire certain confidential and proprietary information relating to the business and operation of Employer and its Affiliates, including but not limited to information with respect to Employer's and its Affiliates' existing and contemplated services, products, trade secrets, ideas, know how, research and development, formulas, models, compilations, processes, inventions, computer code generated or developed, software or programs, related documentation, business and financial methods or practices, plans, pricing, operating margins, marketing, merchandising and selling techniques and information, customer lists, details of customer agreements, sources of supply, employee compensation and benefit plans, patient records and data, and other confidential information relating to Employer's and its Affiliates' policies, operating strategies, expansion strategies or business strategies or other confidential or proprietary information of Employer and its Affiliates (collectively, the "CONFIDENTIAL INFORMATION"); (ii) the Confidential Information is the property of Employer;
(iii) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to Employer; and (iv) it is essential to the protection of Employer's good will and to the maintenance of Employer's competitive position that the Confidential Information be kept secret and that Employee not disclose the Confidential Information to others or use the Confidential Information to Employee's own advantage or the advantage of others.

         Section 3.2 Solicitation. Employee further recognizes and acknowledges that it is essential for the proper protection of the business of Employer and its Affiliates that Employee be restrained (i) from soliciting or inducing any employee of Employer or any of its Affiliates to leave the employ of Employer or any such Affiliate, (ii) from hiring or attempting to hire any employee of Employer or any of its Affiliates, (iii) from soliciting the trade of or trading with the customers and suppliers of Employer or any of its Affiliates for any business purpose, and (iv) from competing against Employer or any of its Affiliates for a reasonable period following the termination of Employee's employment with Employer.

         Section 3.3 Preparation of Materials. Employee further recognizes and understands that his duties at Employer may include the preparation of materials, including written or graphic materials, and that any such materials conceived or written by him shall be done as "work made for hire" as defined and used in the Copyright Act of 1976, 17 USC Section 1 et seq. In the event of publication of such materials, Employee understands that since the work is a "work made for hire", Employer will solely retain and own all rights in said materials, including right of copyright, and that Employer may, at its discretion, on a case-by-case basis, grant Employee by-line credit on such materials as Employer may deem appropriate.

SECTION 4. EMPLOYEE'S COVENANTS AND AGREEMENTS

         Section 4.1 Non-Disclosure of Confidential Information. Employee covenants and agrees to hold and safeguard the Confidential Information in trust for Employer, its successors and assigns and agrees that he shall not, without the prior written consent of Employer, misappropriate or disclose or make available to anyone for use outside Employer's organization at any time, either during his employment with Employer or subsequent to the termination of his employment with Employer for any reason, including without limitation termination by Employer for Cause or without cause, any of the Confidential Information, whether or not developed by Employee, except as required in the performance of Employee's duties to Employer; provided, however, that the foregoing shall not apply to (i) any information generally available to the public or which becomes generally available to the public through no fault of Employee, but only from and after the date such information becomes so available, (ii) any information obtained by Employee from a third party which Employee has no reason to believe is violating any obligation of confidentiality to Employer or any of its Affiliates, or (iii) any information Employee is required by law to disclose.

         Section 4.2 Disclosure of Works and Inventions/Assignment of Patents. Employee shall disclose promptly to Employer or its nominee any and all works, inventions, discoveries and improvements authored, conceived or made by Employee during the Term of Employment and related to the business or activities of Employer and its Affiliates, and hereby assigns and agrees to assign all his interest therein to Employer or its nominee. Whenever requested to do so by Employer, Employee shall execute any and all applications, assignments or other instruments which Employer shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States or any foreign country or to otherwise protect Employer's interest therein. Such obligations shall continue beyond the termination of employment with respect to works, inventions, discoveries and improvements authored, conceived or made by Employee during the Term of Employment, and shall be binding upon Employee's assigns, executors, administrators and other legal representatives.

         Section 4.3 Return of Materials. Upon the termination of Employee's employment with Employer for any reason, including without limitation termination by Employer for Cause or without cause, Employee shall promptly deliver to Employer all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, flowcharts, programs, proposals and any documents concerning the customers or concerning products or processes used by Employer and its Affiliates and, without limiting the foregoing, will promptly deliver to Employer any and all other documents or materials containing or constituting Confidential Information.

         Section 4.4 Restrictions on Competition. Employee covenants and agrees that during the Term of Employment and for a period of three (3) years (except in the case of clause (v) of the following sentence where the period shall be five (5) years) following the termination of Employee's employment, including without limitation termination by Employer for Cause or without cause, or by Employee for Good Reason, Employee shall not, in the United States of America , engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any business or enterprise substantially engaged in or about to become engaged substantially in the Business of Employer or its Affiliates. For purposes of this Agreement, the term "Business" shall mean all those products and services that are presently or hereafter marketed by Employer or its Affiliates that are significant lines of business for them, or that are in the development stage at the time of termination of Employee's employment and are actually marketed by Employer or its Affiliates thereafter, as well as, the following businesses: (i) the third party prescription drug claims processing business; (ii) the organization and administration of retail pharmacy networks; (iii) the design, development or marketing of or consulting as to, prescription drug benefit plans; (iv) the provision of mail service pharmacy; (v) the sale, marketing or distribution of specialty pharmaceuticals; (vi) the collection, analysis and/or sale of data relating to prescription drug utilization; (vii) formulary management and rebate administration services; (viii) disease state management, case management or demand management services; (ix) distributing pharmaceutical products; and (x) any other business in which Employer or any of its Affiliates is then engaged.

         Section 4.5 Non-Solicitation of Customers and Suppliers. Employee agrees that during the Term of Employment he shall not, directly or indirectly, solicit the trade of, or trade with, any customer, prospective customer, supplier, or prospective supplier of Employer or any of its Affiliates for any business purpose other than for the benefit of Employer and its Affiliates. Employee further agrees that for five (5) years following termination of his employment with Employer, including without limitation termination by Employer for Cause or without cause, Employee shall not, directly or indirectly, solicit the trade of, or trade with, any customers or suppliers, or prospective customers or suppliers, of Employer or any of its Affiliates.

         Section 4.6 Non-Solicitation of Employees. Employee agrees that, during the Term of Employment and for five (5) years following termination of Employee's employment with Employer, including without limitation termination by Employer for Cause or without cause, or by Employee for Good Reason, Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of Employer or any of its Affiliates to leave the Employer or any such Affiliate for any reason whatsoever, or hire any employee of Employer or any of its Affiliates.

SECTION 5. TERMINATION OF EMPLOYMENT

         Section 5.1 Termination by Employer for Cause. Termination pursuant to any one or more of subsections (a) through (d) below shall constitute termination for "Cause".

                           (a) Death. Employee's employment pursuant to this
Agreement shall terminate upon Employee's death. In such event any amounts payable to Employee hereunder shall be paid directly to Employee's estate.

                           (b) Disability. If Employer determines in good faith
that the Disability of Employee has occurred (pursuant to the definition of "Disability" set forth below), it may give to Employee written notice of its intention to terminate Employee's employment. In such event, Employee's employment with Employer shall terminate effective on the 30th day after receipt of such notice by Employee (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Employee could not have (as determined by the process set forth below) and shall not have returned to the performance of the essential functions of Employee's position with or without reasonable accommodations (as defined in Title I of the American's with Disabilities Act) ("Reasonable Accommodations"). For purposes of this Agreement, "Disability" means Employee's incapacity due to physical or mental illness, which is determined by a physician selected by Employer or its insurers and acceptable to Employee or Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably), to prevent Employee's substantial and continuous performance of the essential functions of his position with or without Reasonable Accommodations for a period of more than 12 weeks after its commencement or for an aggregate of sixteen weeks in any 12-month period.

                           (c) Breach of Agreement. In the event Employee
breaches this Agreement, Employer shall have the right to terminate Employee's employment hereunder (i) if upon notice from Employer, Employee fails to cure such breach, if curable, within thirty (30) days, and (ii) immediately upon notice to Employee if such breach cannot be cured within thirty (30) days.

                           (d) Dishonesty; Fraud; Similar Acts. Employer shall
have the right to terminate Employee's employment hereunder for any of the following: (i) dishonesty, fraud, or any act involving moral turpitude which is materially detrimental to Employer or any of its Affiliates, (ii) Employee becomes a target of any governmental investigation or proceeding (including any action brought on behalf of the government, such as a qui tam suit) for violation of any law, rule or regulation pertaining to health care and/or pharmaceutical services and products (including, without limitation, laws, rules and regulations pertaining to reimbursement or coverage by the Medicare program, any state Medicaid program or any other governmental health care program or by third-party payors, laws prohibiting kickbacks or false claims, and laws prohibiting fraud or abuse or fraudulent or abusive activities) and, as a result Employee is convicted, debarred or suspended from participating in any federal or state health care program, (iii) willful disobedience or insubordination prejudicial to Employer, (iv) intentional or gross neglect of the performance of his duties, (v) intentional withholding or nondisclosure of material information to Employer, (vi) disclosing information materially prejudicial to Employer,
(vii) misappropriation of any corporate opportunity, or (viii) being convicted of a felony.

         Section 5.2 Obligations of Employer Upon Termination for Cause. In the event that Employee's employment is terminated for Cause, Employer shall have no further obligation to Employee under this Agreement except for payment of amounts owed to Employee at the date of such termination, subject to any right of set off.

         Section 5.3 Termination By Employee for Good Reason. During the Term of Employment, Employee's employment hereunder may be terminated by Employee for Good Reason upon thirty (30) days prior written notice by Employee to Employer. For purposes of this Agreement, "Good Reason" shall mean:

                           (a) without Employee's consent, the assignment to
Employee of any duties inconsistent in any material respect with Employee's position (including status and titles), authority, duties or responsibilities as contemplated by Section 1.2 of this Agreement, excluding for this Section 5.3 any isolated and inadvertent action not taken in bad faith and which is remedied by Employer within ten (10) days after receipt of a notice thereof given by Employee;

                           (b) without Employee's consent, any failure by
Employer to comply with any of the provisions of Section 2 of this Agreement other than an isolated and inadvertent failure not taken in bad faith and which is remedied by Employer within thirty (30) days after receipt of notice thereof given by Employee, or the relocation of Employee's principal place of business to a location not with in a thirty (30) mile radius of Bethesda, Maryland;

                           (c) without Employee's consent, any purported
termination by Employer of Employee's employment other than as expressly permitted by this Agreement; or

                           (d) the employment of Mark Hansan is terminated by
Employer without cause or Mark Hansan terminates his employment with Employer for Good Reason pursuant to his Employment Agreement dated the date hereof.

         Section 5.4 Termination by Employer Without Cause. Employer shall have the right to terminate this Agreement and Employee's employment without cause upon thirty (30) days' written notice to Employee.

         Section 5.5 Obligations of Employer Upon Termination Without Cause or For Good Reason. If Employer terminates Employee's employment without cause pursuant to Section 5.4 or Employee terminates his employment for Good Reason pursuant to Section 5.3, Employee shall receive (i) an amount equal to Employee's Base Salary for a period of twelve (12) months following termination,
(ii) Employees benefits pursuant to Section 2.2 hereof for a period of twelve
(12) months following termination, and (iii) bonus compensation in respect of the fiscal year during which any such termination takes place pursuant to, and subject to the terms and conditions of, Section 2.3 hereof (collectively, the "Severance Payment"). In addition, if Employer terminates Employee's employment without cause pursuant to Section 5.4 or Employee terminates his employment for Good Reason pursuant to Section 5.3, all options granted to Employee pursuant to
Section 2.6 hereof that are unvested as of such date shall immediately and without the necessity of further action be vested in full. Upon such termination, and except as expressly provided above, Employee shall not receive any further compensation pursuant to Sections 2.1, 2.2, 2.3 or 2.4 of this Agreement (except as specifically required by law). In the event of termination by Employer without cause, or by Employee for Good Reason, Employee acknowledges that Employer shall have no liability to him whatsoever other than its obligations set forth in this Section 5.5.

         Section 5.6 Obligations of the Employee Following Termination. In the event that Employee's employment is terminated, Employee shall have no further obligations hereunder, except that he shall (i) continue to be bound by the provisions of Articles 3 and 4 of this Agreement in accordance with the terms thereof, (ii) remain liable to Employer for any damages caused by Employee's conduct described in Section 5.1(c) or (d), and (iii) if Employee's employment was terminated under Section 5.1(c) or (d), continue to cooperate with Employer without charge to Employer for a reasonable period of time upon reasonable request as to matters within Employee's personal knowledge.

         Section 5.7 Stock Options. Except as otherwise provided herein, Employee shall have ninety (90) days from the termination of the Term of Employment to exercise any vested but unexercised options previously granted to Employee to purchase shares of the Common Stock of AdvancePCS. Any such exercise will be in accordance with the terms and conditions of the applicable stock option plan and stock option agreement.

SECTION 6. GENERAL PROVISIONS

         Section 6.1 Notices. All notices, claims, demands, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given upon (i) confirmation of receipt of a facsimile transmission if sent by facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand, or (iii) the expiration of five (5) days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

                  If to Employee:

                  Robert K. Dresing

                  ----------------------------
                  ----------------------------
                  ----------------------------
                  ----------------------------
                  ----------------------------
                  ----------------------------


                  With a Copy to:

                  James H. Berick, Esq.
                  Squire, Sanders & Dempsey L.L.P.
                  4900 Key Tower
                  127 Public Square
                  Cleveland, OH 44114

                  If to Employer:

                  TheraCom, Inc.
                  c/o AdvancePCS
                  5215 North O'Connor Blvd., Suite 1600
                  Irving, Texas  75039
                  Attn: Legal Department

                  With a Copy to:

                  Robert D. Clark, Esq.
                  Reed Smith LLP
                  1301 K Street, N.W.
                  Suite 1100 - East Tower
                  Washington, D.C.  20005-3317

         Section 6.2 Assignment; Binding Effect. Subject to the terms, conditions, and restrictions contained herein, Employer may assign its rights and obligations under this Agreement to any of Employer's Affiliates without Employee's consent. Further, if Employer sells all or substantially all of its assets, the rights and obligations of Employer under this Agreement may be assigned without Employee's consent. In all other circumstances, the rights and obligations of Employer under this Agreement may be assigned with Employee's written consent (which shall not be unreasonably withheld) and shall inure to the benefit of and be binding upon the successors and assigns of Employer. Employee's obligation to provide services hereunder may not be assigned to or assumed by any other person or entity.

         Section 6.3 Choice of Law. This Agreement and the rights and duties of the parties hereunder shall be governed by, construed under and enforced in accordance with the laws of the State of Maryland.

         Section 6.4 Arbitration. Any dispute or controversy between Employer and Employee, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules then in effect and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of Employer and Employee, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of Employer and Employee. Employer and Employee acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitration proceeding shall be conducted in Dallas County, Texas or such other location to which the parties may agree. Employer shall pay the costs of any arbitrator appointed hereunder.

         Section 6.5 Remedies. The parties to this Agreement shall be entitled to enforce their respective rights under this Agreement specifically, to recover damages (including, without limitation, reasonable fees and expenses of counsel) by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their respective favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach or threatened breach of the provisions of this Agreement and that any party may, subject to Section 6.4 hereof, in their respective sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. Such injunction or decree shall be available without the posting of any bond or other security.

         Section 6.6 Amendment; Waiver. No modification or amendment to this Agreement shall be valid unless made in writing and signed by all parties hereto. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement, by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

         Section 6.7 Severability. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, such provision (expressly including, without limitation, those set forth in Sections 3 and 4), shall be deemed amended to conform to the applicable laws of such jurisdiction so as to be valid and enforceable. If any provision of this Agreement cannot be so amended without materially altering the intention of the parties, the provision will be stricken, but the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the remainder of this Agreement shall remain in full force and effect.

         Section 6.8 Survival of Certain Obligations. The obligations of Employer and Employee set forth in this Agreement which by their terms extend beyond or survive the termination of the Term of Employment shall not be affected or diminished in any way by the termination of the Term of Employment.

         Section 6.9 Headings. The headings in this Agreement are intended solely for convenience and shall be disregarded in interpreting it.

         Section 6.10 Entire Agreement. This Agreement sets forth the entire understanding of the parties to this Agreement regarding the subject matter hereof and supercedes all prior agreements, arrangements, communications, representations and warranties, whether oral or written, between the parties regarding the subject matter hereof.

         Section 6.11 Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than Employer and its Affiliates and Employee any rights or remedies under, or by reason of, this Agreement. Employer's Affiliates are express third party beneficiaries of this Agreement.

         Section 6.12 Counterparts. This Agreement may be executed in counterparts, and all of such counterparts, when separate counterparts have been executed by the parties hereto, shall be deemed to be one and the same agreement.

         Section 6.13 Facsimile. Facsimile signatures of a party will be as valid and binding as an original signature of that party and each party waives any defense to enforcement of this Agreement based on acceptance of a facsimile signature.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, Employer and Employee have executed this Agreement as of the date first written above.


                                         THERACOM, INC.



                                         By:
                                              ----------------------------------
                                         Name:
                                                -------------------------------
                                         Title:
                                                 ------------------------------


                                         EMPLOYEE:


                                         --------------------------------------
                                         Robert K. Dresing

                                         Social Security Number:
                                                                 ---------------

                                    EXHIBIT A


                        INCENTIVE STOCK OPTION AGREEMENT

         AdvancePCS (the "Company"), in consideration of the value of the continuing services of ________________ ("Optionee"), which continuing services the grant of this option is designed to secure, and in consideration of the undertakings made herein by Optionee, and pursuant to its Amended and Restated Incentive Stock Option Plan (the "Plan"), hereby grants to Optionee an option, evidenced by this option agreement, exercisable for the period and upon the terms hereinafter set out, to purchase ________________ (________) shares of common stock ("Common Stock") of the Company upon exercise of the option.

         1. ELIGIBILITY/RESTRICTIVE COVENANTS. In order for an employee to be eligible to participate in this stock option program and in furtherance of the objective of securing the loyalty of Optionee and protecting the trade secret and confidential information of the Company, Optionee agrees to the confidentiality provisions and restrictions on competition and solicitation set forth in Optionee's Employment Agreement.

         2. EXERCISE PRICE. The exercise price of the option shall be $_______ per share, which price represents at least 100% of the fair market value of a share of the Common Stock at the Date of Grant (as hereinafter defined).

         3. TERM OF OPTION. This option is granted and dated as of _______________, 2001 (sometimes hereinafter called the "Date of Grant"), and will terminate and expire, to the extent not previously exercised, ten (10) years after the Date of Grant, or at such earlier time as may be specified in
Section 4 of the Plan. Except as otherwise provided in this Option Agreement or in the Plan, this option is exercisable as to 20% of the total shares covered by such option as of the first anniversary of the Date of Grant, and the right to exercise with respect to an additional 20% of the total shares shall accrue on each of the next four anniversaries of the Date of Grant and shall be cumulative.

         4. MANNER OF EXERCISE. The Optionee (or other person entitled to exercise the option) shall purchase shares of Common Stock subject hereto in the manner and in accordance with the rules set forth in the Plan.

         5. TERMINATION OF EMPLOYMENT. As provided in the Plan, if Optionee's employment with the Company and its Affiliates (as defined in the Plan) is terminated for any reason, (i) any portion of the option not vested on the date of termination will be forfeited, and (ii) at any time within 90 days of the date of such termination, the Optionee shall have the right to exercise any or all of the options vested in such Optionee immediately prior to such termination.

         6. ADJUSTMENTS ON RECAPITALIZATION. The number of shares of Common Stock subject hereto and the option price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Common Stock resulting from the subdivision or consolidation of shares, or the payment of a stock dividend after the Date of Grant, or other decrease or increase in the shares of Common Stock outstanding effected without receipt of consideration by the Company, provided, however, that any options to purchase fractional shares resulting from such adjustments shall be eliminated.

         7. BREACH OF AGREEMENT. Should Optionee, at any time, breach the terms and conditions of this Agreement, Optionee shall immediately forfeit any rights to future vesting of options under this Agreement and shall repay the Company any amount gained from the previous exercise of any options granted hereunder.

         8. SUBJECT TO PLAN. This option is subject to all the terms and conditions of the Plan, and specifically to the power of the Compensation Committee of the Board of Directors of the Company to make interpretations of the Plan and of options granted thereunder, and of the Board of Directors of the Company to alter, amend, suspend, or discontinue the Plan subject to the limitations expressed in the Plan. By acceptance hereof, Optionee acknowledges receipt of a copy of the Plan and recognizes and agrees that all determinations, interpretations, or other actions respecting the Plan may be made by a majority of the Board of Directors of the Company or of the Compensation Committee, and that such determinations, interpretations, or other actions are final, conclusive and biding upon all parties, including Optionee.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Option Agreement is executed below so as to be effective as of the ______ DAY OF ________________, 2001.



                                         ADVANCEPCS



                                         By:
                                             -----------------------------------
                                             Laura I. Johansen
                                             Sr. Vice President, Corporate
                                             Affairs and Secretary



         The undersigned Optionee hereby accepts the benefits of the foregoing Incentive Stock Option Agreement.


                                     -------------------------------
                                                       , Optionee
                                     ------------------

                                                                   FINAL EXHIBIT


                               EXHIBIT 2.5(a)(ii)
                                    (HANSAN)

                              EMPLOYMENT AGREEMENT

This Employment Agreement (the "AGREEMENT"), dated as of _____________, 2001, is entered into by and between THERACOM, INC. (the "EMPLOYER"), and Mark D. Hansan (the "EMPLOYEE").

                                    RECITALS

         WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of ____________, 2001 (the "STOCK PURCHASE AGREEMENT"), AdvancePCS, a Delaware corporation ("ADVANCEPCS"), has acquired all of the issued and outstanding capital stock of Dresing-Lierman, Inc., an Ohio corporation (the "ACQUIRED COMPANY");

         WHEREAS, Employer is a wholly-owned subsidiary of the Acquired Company;

         WHEREAS, Employer desires to employ Employee as the Senior Vice President of Employer, and Employee desires to be employed by Employer in such capacity; and

         WHEREAS, this Agreement is executed in connection with, and is an integral part of, the acquisition of the Acquired Company by AdvancePCS;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    AGREEMENT

SECTION 1. EMPLOYMENT

         Section 1.1 Term of Employment. Employer shall employ Employee, and Employee shall serve Employer, for a term of three (3) years beginning on the date hereof and continuing until ________________, 2004 (the "TERM OF EMPLOYMENT").

         Section 1.2 Title and Duties. During the Term of Employment, Employee shall be employed as Senior Vice President of Employer and/or in such other comparable position and title, with such duties, functions, responsibilities and authority as are typically consistent with such position, as Employer may from time to time determine. Employee agrees to devote his best efforts and his full time and attention to the performance of his duties under this Agreement, and to perform such duties in an efficient, trustworthy and businesslike manner, and in a manner that complies with all of Employer's policies and procedures.

         Section 1.3 Limitation on Authority. Without the prior authorization of Employer, Employee shall not have the authority to bind Employer with respect to the acquisition, disposition or undertaking of any material property, investment or project, any borrowing, or the settlement of any material claims or disputes.

         Section 1.4 No Conflicts. Employee represents and warrants to Employer that he is not restricted from entering into this Agreement and that his execution, delivery and performance of this Agreement will not violate any contract or agreement to which Employee is a party or by which Employee is bound.

         Section 1.5 Duty to Act in the Best Interest of Employer. Employee shall not act in any manner, directly or indirectly, which may damage the business of Employer or any of its Affiliates (as defined below) or which would adversely affect the goodwill, reputation or business relations of Employer or any of its Affiliates with their respective customers, the public generally or with any of their other employees. For the purposes of this Agreement, the term "Affiliate" shall mean any business, corporation or other entity controlling, controlled by or under common control with Employer (including but not limited to AdvancePCS, the companies controlled by AdvancePCS and DLI).

SECTION 2. COMPENSATION

         Section 2.1 Salary. For each year during the Term of Employment, Employer shall pay Employee an annual salary of no less than ___________________ _______________________________________________ (the "BASE SALARY") payable in accordance with the normal payroll practices of Employer and subject to annual increases in the sole discretion of Employer.

         Section 2.2 Benefits. Employee shall be entitled to (i) to participate in any health, accident, disability and life insurance programs, and any other benefit program which Employer may adopt and implement for the benefit of Employer's employees, and (ii) to such other benefits as are provided generally to other executive employees of Employer in positions comparable to that held by Employee.

         Section 2.3 Annual Bonus Opportunity. Employee shall be eligible to receive bonus compensation from Employer in respect of each fiscal year (or portion thereof) occurring during the Term of Employment in an amount which shall not exceed _____ percent (__%) of Employee's Base Salary for such fiscal year. Such bonus compensation shall be determined and paid by Employer in accordance with, and subject to the terms and conditions of, the AdvancePCS Management Incentive Program (as the same may be modified or amended from time to time by Employer in its sole discretion) which takes into consideration, among other things, performance-based criteria applicable to Employee as well as the financial results of Employer and AdvancePCS with respect to the fiscal year in question.

         Nothing contained herein and no action taken in respect to any bonus (or otherwise in respect of this Section 2.3) shall create or be construed to create a trust of any kind. All bonuses that may become payable shall be paid after the date that AdvancePCS has received from its independent certified public accountants their report on the audited consolidated financial statements of AdvancePCS for the fiscal year in respect of which any such bonus shall have been determined.

         Section 2.4 Expenses. Employee shall be paid or reimbursed for all reasonable business expenses incurred by him in the performance of his duties for Employer in accordance with Employer's policies and procedures. Employee shall furnish appropriate documentation of all expenses for which Employee may be reimbursed pursuant to this Section 2.4, including documentation required by the Internal Revenue Service.

         Section 2.5 Withholding. Employer shall, in accordance with its payroll policies and procedures, deduct and/or withhold from any compensation and benefits provided to Employee hereunder any income, social security, unemployment and other appropriate taxes required to be so deducted and/or withheld under applicable local, state and federal laws, rules and regulations.

         Section 2.6 Stock Options. Employee will be granted an option to purchase _________________________ shares of the common stock of AdvancePCS in accordance with, and subject to the terms and conditions set forth in, the Incentive Stock Option Agreement in the form of Exhibit A hereto (the "OPTION AGREEMENT") which shall be entered into by and between Employee and AdvancePCS simultaneously with the execution and delivery of this Agreement.

         Section 2.7 Paid Time Off. During the Term of Employment, Employee shall be permitted to take time off with such frequency and of such duration as are consistent with the executive paid time off policies of Employer in effect on the date of this Agreement so long as the absence of Employee does not interfere in any material respect with the performance by Employee of Employee's duties hereunder.

         Section 2.8. Company Car. Employee shall be entitled to the use of a leased company vehicle on terms (including but not limited to the lease rate) and conditions comparable to that in effect with respect to the leased company vehicle utilized by Employee as of the date of this Agreement. Employer shall pay all insurance, insurance deductibles, maintenance and repair costs with respect to such vehicle.

SECTION 3. EMPLOYEE'S ACKNOWLEDGMENTS

         Section 3.1 Confidential Information. Employee recognizes and acknowledges that: (i) in the course of Employee's employment by Employer, Employee will have access to and shall acquire certain confidential and proprietary information relating to the business and operation of Employer and its Affiliates, including but not limited to information with respect to Employer's and its Affiliates' existing and contemplated services, products, trade secrets, ideas, know how, research and development, formulas, models, compilations, processes, inventions, computer code generated or developed, software or programs, related documentation, business and financial methods or practices, plans, pricing, operating margins, marketing, merchandising and selling techniques and information, customer lists, details of customer agreements, sources of supply, employee compensation and benefit plans, patient records and data, and other confidential information relating to Employer's and its Affiliates' policies, operating strategies, expansion strategies or business strategies or other confidential or proprietary information of Employer and its Affiliates (collectively, the "CONFIDENTIAL INFORMATION"); (ii) the Confidential Information is the property of Employer; (iii) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to Employer; and (iv) it is essential to the protection of Employer's good will and to the maintenance of Employer's competitive position that the Confidential Information be kept secret and that Employee not disclose the Confidential Information to others or use the Confidential Information to Employee's own advantage or the advantage of others.

         Section 3.2 Solicitation. Employee further recognizes and acknowledges that it is essential for the proper protection of the business of Employer and its Affiliates that Employee be restrained (i) from soliciting or inducing any employee of Employer or any of its Affiliates to leave the employ of Employer or any such Affiliate, (ii) from hiring or attempting to hire any employee of Employer or any of its Affiliates, (iii) from soliciting the trade of or trading with the customers and suppliers of Employer or any of its Affiliates for any business purpose, and (iv) from competing against Employer or any of its Affiliates for a reasonable period following the termination of Employee's employment with Employer.

         Section 3.3 Preparation of Materials. Employee further recognizes and understands that his duties at Employer may include the preparation of materials, including written or graphic materials, and that any such materials conceived or written by him shall be done as "work made for hire" as defined and used in the Copyright Act of 1976, 17 USC Section 1 et seq. In the event of publication of such materials, Employee understands that since the work is a "work made for hire", Employer will solely retain and own all rights in said materials, including right of copyright, and that Employer may, at its discretion, on a case-by-case basis, grant Employee by-line credit on such materials as Employer may deem appropriate.

SECTION 4. EMPLOYEE'S COVENANTS AND AGREEMENTS

         Section 4.1 Non-Disclosure of Confidential Information. Employee covenants and agrees to hold and safeguard the Confidential Information in trust for Employer, its successors and assigns and agrees that he shall not, without the prior written consent of Employer, misappropriate or disclose or make available to anyone for use outside Employer's organization at any time, either during his employment with Employer or subsequent to the termination of his employment with Employer for any reason, including without limitation termination by Employer for Cause or without cause, any of the Confidential Information, whether or not developed by Employee, except as required in the performance of Employee's duties to Employer; provided, however, that the foregoing shall not apply to (i) any information generally available to the public or which becomes generally available to the public through no fault of Employee, but only from and after the date such information becomes so available, (ii) any information obtained by Employee from a third party which Employee has no reason to believe is violating any obligation of confidentiality to Employer or any of its Affiliates, or (iii) any information Employee is required by law to disclose.

         Section 4.2 Disclosure of Works and Inventions/Assignment of Patents. Employee shall disclose promptly to Employer or its nominee any and all works, inventions, discoveries and improvements authored, conceived or made by Employee during the Term of Employment and related to the business or activities of Employer and its Affiliates, and hereby assigns and agrees to assign all his interest therein to Employer or its nominee. Whenever requested to do so by Employer, Employee shall execute any and all applications, assignments or other instruments which Employer shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States or any foreign country or to otherwise protect Employer's interest therein. Such obligations shall continue beyond the termination of employment with respect to works, inventions, discoveries and improvements authored, conceived or made by Employee during the Term of Employment, and shall be binding upon Employee's assigns, executors, administrators and other legal representatives.

         Section 4.3 Return of Materials. Upon the termination of Employee's employment with Employer for any reason, including without limitation termination by Employer for Cause or without cause, Employee shall promptly deliver to Employer all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, flowcharts, programs, proposals and any documents concerning the customers or concerning products or processes used by Employer and its Affiliates and, without limiting the foregoing, will promptly deliver to Employer any and all other documents or materials containing or constituting Confidential Information.

         Section 4.4 Restrictions on Competition. Employee covenants and agrees that during the Term of Employment and for a period of three (3) years (except in the case of clause (v) of the following sentence where the period shall be five (5) years) following the termination of Employee's employment, including without limitation termination by Employer for Cause or without cause, or by Employee for Good Reason, Employee shall not, in the United States of America , engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any business or enterprise substantially engaged in or about to become engaged substantially in the Business of Employer or its Affiliates. For purposes of this Agreement, the term "Business" shall mean all those products and services that are presently or hereafter marketed by Employer or its Affiliates that are significant lines of business for them, or that are in the development stage at the time of termination of Employee's employment and are actually marketed by Employer or its Affiliates thereafter, as well as, the following businesses: (i) the third party prescription drug claims processing business; (ii) the organization and administration of retail pharmacy networks; (iii) the design, development or marketing of or consulting as to, prescription drug benefit plans; (iv) the provision of mail service pharmacy; (v) the sale, marketing or distribution of specialty pharmaceuticals; (vi) the collection, analysis and/or sale of data relating to prescription drug utilization; (vii) formulary management and rebate administration services; (viii) disease state management, case management or demand management services; (ix) distributing pharmaceutical products; and (x) any other business in which Employer or any of its Affiliates is then engaged.

         Section 4.5 Non-Solicitation of Customers and Suppliers. Employee agrees that during the Term of Employment he shall not, directly or indirectly, solicit the trade of, or trade with, any customer, prospective customer, supplier, or prospective supplier of Employer or any of its Affiliates for any business purpose other than for the benefit of Employer and its Affiliates. Employee further agrees that for five
(5) years following termination of his employment with Employer, including without limitation termination by Employer for Cause or without cause, Employee shall not, directly or indirectly, solicit the trade of, or trade with, any customers or suppliers, or prospective customers or suppliers, of Employer or any of its Affiliates.

         Section 4.6 Non-Solicitation of Employees. Employee agrees that, during the Term of Employment and for five (5) years following termination of Employee's employment with Employer, including without limitation termination by Employer for Cause or without cause, or by Employee for Good Reason, Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of Employer or any of its Affiliates to leave the Employer or any such Affiliate for any reason whatsoever, or hire any employee of Employer or any of its Affiliates.

SECTION 5. TERMINATION OF EMPLOYMENT

         Section 5.1 Termination by Employer for Cause. Termination pursuant to any one or more of subsections (a) through (d) below shall constitute termination for "Cause".

                      (a) Death. Employee's employment pursuant to this Agreement shall terminate upon Employee's death. In such event any amounts payable to Employee hereunder shall be paid directly to Employee's estate.

                      (b) Disability. If Employer determines in good faith that the Disability of Employee has occurred (pursuant to the definition of "Disability" set forth below), it may give to Employee written notice of its intention to terminate Employee's employment. In such event, Employee's employment with Employer shall terminate effective on the 30th day after receipt of such notice by Employee (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Employee could not have (as determined by the process set forth below) and shall not have returned to the performance of the essential functions of Employee's position with or without reasonable accommodations (as defined in Title I of the American's with Disabilities Act) ("Reasonable Accommodations"). For purposes of this Agreement, "Disability" means Employee's incapacity due to physical or mental illness, which is determined by a physician selected by Employer or its insurers and acceptable to Employee or Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably), to prevent Employee's substantial and continuous performance of the essential functions of his position with or without Reasonable Accommodations for a period of more than 12 weeks after its commencement or for an aggregate of sixteen weeks in any 12-month period.

                      (c) Breach of Agreement. In the event Employee breaches this Agreement, Employer shall have the right to terminate Employee's employment hereunder (i) if upon notice from Employer, Employee fails to cure such breach, if curable, within thirty (30) days, and (ii) immediately upon notice to Employee if such breach cannot be cured within thirty (30) days.

                      (d) Dishonesty; Fraud; Similar Acts. Employer shall have the right to terminate Employee's employment hereunder for any of the following:
(i) dishonesty, fraud, or any act involving moral turpitude which is materially detrimental to Employer or any of its Affiliates, (ii) Employee becomes a target of any governmental investigation or proceeding (including any action brought on behalf of the government, such as a qui tam suit) for violation of any law, rule or regulation pertaining to health care and/or pharmaceutical services and products (including, without limitation, laws, rules and regulations pertaining to reimbursement or coverage by the Medicare program, any state Medicaid program or any other governmental health care program or by third-party payors, laws prohibiting kickbacks or false claims, and laws prohibiting fraud or abuse or fraudulent or abusive activities) and, as a result Employee is convicted, debarred or suspended from participating in any federal or state health care program, (iii) willful disobedience or insubordination prejudicial to Employer,
(iv) intentional or gross neglect of the performance of his duties, (v) intentional withholding or nondisclosure of material information to Employer,
(vi) disclosing information materially prejudicial to Employer, (vii) misappropriation of any corporate opportunity, or (viii) being convicted of a felony.

         Section 5.2 Obligations of Employer Upon Termination for Cause. In the event that Employee's employment is terminated for Cause, Employer shall have no further obligation to Employee under this Agreement except for payment of amounts owed to Employee at the date of such termination, subject to any right of set off.

         Section 5.3 Termination By Employee for Good Reason. During the Term of Employment, Employee's employment hereunder may be terminated by Employee for Good Reason upon thirty (30) days prior written notice by Employee to Employer. For purposes of this Agreement, "Good Reason" shall mean:

                      (a) without Employee's consent, the assignment to Employee of any duties inconsistent in any material respect with Employee's position (including status and titles), authority, duties or responsibilities as contemplated by Section 1.2 of this Agreement, excluding for this Section 5.3 any isolated and inadvertent action not taken in bad faith and which is remedied by Employer within ten (10) days after receipt of a notice thereof given by Employee;

                      (b) without Employee's consent, any failure by Employer to comply with any of the provisions of Section 2 of this Agreement other than an isolated and inadvertent failure not taken in bad faith and which is remedied by Employer within thirty (30) days after receipt of notice thereof given by Employee, or the relocation of Employee's principal place of business to a location not with in a thirty (30) mile radius of Bethesda, Maryland;

                      (c) without Employee's consent, any purported termination by Employer of Employee's employment other than as expressly permitted by this Agreement; or

                      (d) the employment of Robert Dresing is terminated by Employer without cause or Robert Dresing terminates his employment with Employer for Good Reason pursuant to his Employment Agreement dated the date hereof.

         Section 5.4 Termination by Employer Without Cause. Employer shall have the right to terminate this Agreement and Employee's employment without cause upon thirty (30) days' written notice to Employee.

         Section 5.5 Obligations of Employer Upon Termination Without Cause or For Good Reason. If Employer terminates Employee's employment without cause pursuant to Section 5.4 or Employee terminates his employment for Good Reason pursuant to Section 5.3, Employee shall receive (i) an amount equal to Employee's Base Salary for a period of twelve (12) months following termination,
(ii) Employees benefits pursuant to Section 2.2 hereof for a period of twelve
(12) months following termination, and (iii) bonus compensation in respect of the fiscal year during which any such termination takes place pursuant to, and subject to the terms and conditions of, Section 2.3 hereof (collectively, the "Severance Payment"). In addition, if Employer terminates Employee's employment without cause pursuant to Section 5.4 or Employee terminates his employment for Good Reason pursuant to Section 5.3, all options granted to Employee pursuant to
Section 2.6 hereof that are unvested as of such date shall immediately and without the necessity of further action be vested in full. Upon such termination, and except as expressly provided above, Employee shall not receive any further compensation pursuant to Sections 2.1, 2.2, 2.3 or 2.4 of this Agreement (except as specifically required by law). In the event of termination by Employer without cause, or by Employee for Good Reason, Employee acknowledges that Employer shall have no liability to him whatsoever other than its obligations set forth in this Section 5.5.

         Section 5.6 Obligations of the Employee Following Termination. In the event that Employee's employment is terminated, Employee shall have no further obligations hereunder, except that he shall (i) continue to be bound by the provisions of Articles 3 and 4 of this Agreement in accordance with the terms thereof, (ii) remain liable to Employer for any damages caused by Employee's conduct described in Section 5.1(c) or (d), and (iii) if Employee's employment was terminated under Section 5.1(c) or (d), continue to cooperate with Employer without charge to Employer for a reasonable period of time upon reasonable request as to matters within Employee's personal knowledge.

         Section 5.7 Stock Options. Except as otherwise provided herein, Employee shall have ninety (90) days from the termination of the Term of Employment to exercise any vested but unexercised options previously granted to Employee to purchase shares of the Common Stock of AdvancePCS. Any such exercise will be in accordance with the terms and conditions of the applicable stock option plan and stock option agreement.

SECTION 6. GENERAL PROVISIONS

         Section 6.1 Notices. All notices, claims, demands, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given upon (i) confirmation of receipt of a facsimile transmission if sent by facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand, or (iii) the expiration of five (5) days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

                  If to Employee:

                  Mark D. Hansan

                  ----------------------------
                  ----------------------------
                  ----------------------------
                  ----------------------------
                  ----------------------------
                  ----------------------------



                  With a Copy to:

                  James H. Berick, Esq.
                  Squire, Sanders & Dempsey L.L.P.
                  4900 Key Tower
                  127 Public Square
                  Cleveland, OH 44114

                  If to Employer:

                  TheraCom, Inc.
                  c/o AdvancePCS
                  5215 North O'Connor Blvd., Suite 1600
                  Irving, Texas  75039
                  Attn: Legal Department

                  With a Copy to:

                  Robert D. Clark, Esq.
                  Reed Smith LLP
                  1301 K Street, N.W.
                  Suite 1100 - East Tower
                  Washington, D.C.  20005-3317

         Section 6.2 Assignment; Binding Effect. Subject to the terms, conditions, and restrictions contained herein, Employer may assign its rights and obligations under this Agreement to any of Employer's Affiliates without Employee's consent. Further, if Employer sells all or substantially all of its assets, the rights and obligations of Employer under this Agreement may be assigned without Employee's consent. In all other circumstances, the rights and obligations of Employer under this Agreement may be assigned with Employee's written consent (which shall not be unreasonably withheld) and shall inure to the benefit of and be binding upon the successors and assigns of Employer. Employee's obligation to provide services hereunder may not be assigned to or assumed by any other person or entity.

         Section 6.3 Choice of Law. This Agreement and the rights and duties of the parties hereunder shall be governed by, construed under and enforced in accordance with the laws of the State of Maryland.

         Section 6.4 Arbitration. Any dispute or controversy between Employer and Employee, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules then in effect and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of Employer and Employee, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of Employer and Employee. Employer and Employee acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitration proceeding shall be conducted in Dallas County, Texas or such other location to which the parties may agree. Employer shall pay the costs of any arbitrator appointed hereunder.

         Section 6.5 Remedies. The parties to this Agreement shall be entitled to enforce their respective rights under this Agreement specifically, to recover damages (including, without limitation, reasonable fees and expenses of counsel) by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their respective favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach or threatened breach of the provisions of this Agreement and that any party may, subject to Section 6.4 hereof, in their respective sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. Such injunction or decree shall be available without the posting of any bond or other security.

         Section 6.6 Amendment; Waiver. No modification or amendment to this Agreement shall be valid unless made in writing and signed by all parties hereto. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement, by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

         Section 6.7 Severability. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, such provision (expressly including, without limitation, those set forth in Sections 3 and 4), shall be deemed amended to conform to the applicable laws of such jurisdiction so as to be valid and enforceable. If any provision of this Agreement cannot be so amended without materially altering the intention of the parties, the provision will be stricken, but the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the remainder of this Agreement shall remain in full force and effect.

         Section 6.8 Survival of Certain Obligations. The obligations of Employer and Employee set forth in this Agreement which by their terms extend beyond or survive the termination of the Term of Employment shall not be affected or diminished in any way by the termination of the Term of Employment.

         Section 6.9 Headings. The headings in this Agreement are intended solely for convenience and shall be disregarded in interpreting it.

         Section 6.10 Entire Agreement. This Agreement sets forth the entire understanding of the parties to this Agreement regarding the subject matter hereof and supercedes all prior agreements, arrangements, communications, representations and warranties, whether oral or written, between the parties regarding the subject matter hereof.

         Section 6.11 Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than Employer and its Affiliates and Employee any rights or remedies under, or by reason of, this Agreement. Employer's Affiliates are express third party beneficiaries of this Agreement.

         Section 6.12 Counterparts. This Agreement may be executed in counterparts, and all of such counterparts, when separate counterparts have been executed by the parties hereto, shall be deemed to be one and the same agreement.

         Section 6.13 Facsimile. Facsimile signatures of a party will be as valid and binding as an original signature of that party and each party waives any defense to enforcement of this Agreement based on acceptance of a facsimile signature.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, Employer and Employee have executed this Agreement as of the date first written above.


                                       THERACOM, INC.



                                       By:
                                            -----------------------------------
                                       Name:
                                              ---------------------------------
                                       Title:
                                               --------------------------------


                                       EMPLOYEE:


                                       ----------------------------------------
                                       Mark D. Hansan

                                       Social Security Number:
                                                               ----------------

                                    EXHIBIT A


                        INCENTIVE STOCK OPTION AGREEMENT

         AdvancePCS (the "Company"), in consideration of the value of the continuing services of ________________ ("Optionee"), which continuing services the grant of this option is designed to secure, and in consideration of the undertakings made herein by Optionee, and pursuant to its Amended and Restated Incentive Stock Option Plan (the "Plan"), hereby grants to Optionee an option, evidenced by this option agreement, exercisable for the period and upon the terms hereinafter set out, to purchase ________________ (________) shares of common stock ("Common Stock") of the Company upon exercise of the option.

         1. ELIGIBILITY/RESTRICTIVE COVENANTS. In order for an employee to be eligible to participate in this stock option program and in furtherance of the objective of securing the loyalty of Optionee and protecting the trade secret and confidential information of the Company, Optionee agrees to the confidentiality provisions and restrictions on competition and solicitation set forth in Optionee's Employment Agreement.

         2. EXERCISE PRICE. The exercise price of the option shall be $_______ per share, which price represents at least 100% of the fair market value of a share of the Common Stock at the Date of Grant (as hereinafter defined).

         3. TERM OF OPTION. This option is granted and dated as of _______________, 2001 (sometimes hereinafter called the "Date of Grant"), and will terminate and expire, to the extent not previously exercised, ten (10) years after the Date of Grant, or at such earlier time as may be specified in
Section 4 of the Plan. Except as otherwise provided in this Option Agreement or in the Plan, this option is exercisable as to 20% of the total shares covered by such option as of the first anniversary of the Date of Grant, and the right to exercise with respect to an additional 20% of the total shares shall accrue on each of the next four anniversaries of the Date of Grant and shall be cumulative.

         4. MANNER OF EXERCISE. The Optionee (or other person entitled to exercise the option) shall purchase shares of Common Stock subject hereto in the manner and in accordance with the rules set forth in the Plan.

         5. TERMINATION OF EMPLOYMENT. As provided in the Plan, if Optionee's employment with the Company and its Affiliates (as defined in the Plan) is terminated for any reason, (i) any portion of the option not vested on the date of termination will be forfeited, and (ii) at any time within 90 days of the date of such termination, the Optionee shall have the right to exercise any or all of the options vested in such Optionee immediately prior to such termination.

         6. ADJUSTMENTS ON RECAPITALIZATION. The number of shares of Common Stock subject hereto and the option price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Common Stock resulting from the subdivision or consolidation of shares, or the payment of a stock dividend after the Date of Grant, or other decrease or increase in the shares of Common Stock outstanding effected without receipt of consideration by the Company, provided, however, that any options to purchase fractional shares resulting from such adjustments shall be eliminated.

         7. BREACH OF AGREEMENT. Should Optionee, at any time, breach the terms and conditions of this Agreement, Optionee shall immediately forfeit any rights to future vesting of options under this Agreement and shall repay the Company any amount gained from the previous exercise of any options granted hereunder.

         8. SUBJECT TO PLAN. This option is subject to all the terms and conditions of the Plan, and specifically to the power of the Compensation Committee of the Board of Directors of the Company to make interpretations of the Plan and of options granted thereunder, and of the Board of Directors of the Company to alter, amend, suspend, or discontinue the Plan subject to the limitations expressed in the Plan. By acceptance hereof, Optionee acknowledges receipt of a copy of the Plan and recognizes and agrees that all determinations, interpretations, or other actions respecting the Plan may be made by a majority of the Board of Directors of the Company or of the Compensation Committee, and that such determinations, interpretations, or other actions are final, conclusive and biding upon all parties, including Optionee.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Option Agreement is executed below so as to be effective as of the ______ DAY OF ________________, 2001.



                                       ADVANCEPCS



                                       By:
                                            ----------------------------------
                                            Laura I. Johansen
                                            Sr. Vice President, Corporate
                                            Affairs and Secretary



         The undersigned Optionee hereby accepts the benefits of the foregoing Incentive Stock Option Agreement.


                                  -------------------------------
                                                  , Optionee
                                  ----------------

                                     EXHIBIT

                      2.5(a)(iii) NONCOMPETITION AGREEMENT

                                                                   FINAL EXHIBIT

                               EXHIBIT 2.5(a)(iii)

                            NONCOMPETITION AGREEMENT

         This NONCOMPETITION AGREEMENT (the "AGREEMENT"), dated as of _______________, 2001, is made by and between AdvancePCS, a Delaware corporation ("ADVANCEPCS"), and ("COVENANTOR").

                                    RECITALS

         WHEREAS, AdvancePCS and Robert K. Dresing, Mark D. Hansan, Terry L. Lierman, Robert K. Dresing Trust and Mark D. Hansan Trust (collectively, the "SELLERS" and individually a "SELLER") entered into that certain Stock Purchase Agreement dated as of _______________, 2001 (the "PURCHASE AGREEMENT"), pursuant to which AdvancePCS purchased all of the issued and outstanding stock of Dresing-Lierman, Inc., an Ohio corporation ("DLI"), from Sellers;

         WHEREAS, as a condition to the Closing under the Purchase Agreement, the Purchase Agreement requires, among other things, that Covenantor enter into this Agreement and that this Agreement be effective upon the Closing; and

         WHEREAS, capitalized terms used herein and not defined shall have the meanings ascribed to them in the Purchase Agreement;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of AdvancePCS entering into the Purchase Agreement and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         SECTION 1. TERM. The term of this Agreement shall commence as of the date first set forth above (the "EFFECTIVE DATE") and shall remain in full force and effect until the fifth (5th) anniversary of the Effective Date (the "TERM").

         SECTION 2. CONSIDERATION. Covenantor hereby acknowledges that a material inducement for AdvancePCS to enter into the Purchase Agreement and perform its obligations thereunder is Covenantor's execution of this Agreement. Covenantor acknowledges and agrees that the consideration provided to him is adequate and acceptable, and that Covenantor will benefit from AdvancePCS's performance of its obligations under the Purchase Agreement.

         SECTION 3.   NONCOMPETITION AND NONSOLICITATION.

                  (a) Acknowledgement. Covenantor recognizes and acknowledges that it is essential for the proper protection of the business of AdvancePCS and its Affiliates (as defined below) that Covenantor be restrained (i) from soliciting or inducing any employee of AdvancePCS or any of its Affiliates to leave the employ of AdvancePCS or any of such Affiliate, (ii) from hiring or attempting to hire any employee of AdvancePCS or any of its Affiliates, (iii) from soliciting the trade of or trading with the customers and suppliers of AdvancePCS or any of its Affiliates for any business purpose competitive with the Business of AdvancePCS and its Affiliates, and (iv) from competing against AdvancePCS or any of its Affiliates in connection with the Business. For the purposes of this Agreement, the term "AFFILIATE" shall mean any business, corporation or other entity controlling, controlled by or under common control with AdvancePCS (including but not limited to Theracom and DLI).

                  (b) Noncompetition. Covenantor covenants and agrees that during the Term, Covenantor shall not, in the United States of America , engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any business or enterprise substantially engaged in or about to become engaged substantially in the Business of AdvancePCS or any of its Affiliates. For purposes of this Agreement, the term "Business" shall mean all those products and services that are presently or hereafter marketed by AdvancePCS or its Affiliates that are significant lines of business for them, or that are in the development stage as of the date of this Agreement and are actually marketed by AdvancePCS or any of its Affiliates thereafter, during the Term, including but not limited to the following businesses: (i) the third party prescription drug claims processing business; (ii) the organization and administration of retail pharmacy networks;
(iii) the design, development or marketing of or consulting as to, prescription drug benefit plans; (iv) the provision of mail service pharmacy; (v) the sale, marketing or distribution of specialty pharmaceuticals; (vi) the collection, analysis and/or sale of data relating to prescription drug utilization; (vii) formulary management and rebate administration services; (viii) disease state management, case management or demand management services; (ix) distributing pharmaceutical products; and (x) any other business in which AdvancePCS or any of its Affiliates is then engaged.

                  (c) Non-Solicitation of Customers and Suppliers. Covenantor covenants and agrees that during the Term, Covenantor shall not, directly or indirectly, solicit the trade of, or trade with, any customer, prospective customer, supplier, or prospective supplier of AdvancePCS or any of its Affiliates for any purposes competitive with the Business of AdvancePCS or any of its Affiliates.

                  (d) Non-Solicitation of Employees. Covenantor covenants and agrees that during the Term, Covenantor shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of AdvancePCS or any of its Affiliates to leave

AdvancePCS or any such Affiliate for any reason whatsoever, or hire any employee of AdvancePCS or any of its Affiliates.

                  (e) Enforceability. The parties agree that the restrictions set forth in this Section 3 are narrowly tailored to protect the legitimate interests of the parties and are reasonable. If, however, at the time of enforcement of any of the provisions of this Section 3 a court holds that the restrictions stated therein are unreasonable under the circumstances then existing or are otherwise illegal, invalid or unenforceable in any respect by reason of its duration, definition of geographic area or scope of activity, or any other reason, the parties hereto agree that the maximum period, scope or geographical area reasonable or otherwise enforceable under such circumstances shall be deemed automatically substituted for the stated period, scope or area, but the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the remainder of this Agreement shall remain in full force and effect.

         SECTION 4.   CONFIDENTIALITY.

                  (a) Acknowledgement. Covenantor recognizes and acknowledges that: (i) Covenantor has had access to and has acquired certain confidential and proprietary information relating to the business and operation of AdvancePCS and its Affiliates, including but not limited to information with respect to AdvancePCS's and its Affiliates' existing and contemplated services, products, trade secrets, ideas, know how, research and development, formulas, models, compilations, processes, inventions, computer code generated or developed, software or programs, related documentation, business and financial methods or practices, plans, pricing, operating margins, marketing, merchandising and selling techniques and information, customer lists, details of customer agreements, sources of supply, employee compensation and benefit plans, patient records and data, and other confidential information relating to AdvancePCS's and its Affiliates' policies, operating strategies, expansion strategies or business strategies or other confidential or proprietary information of AdvancePCS and its Affiliates (collectively, the "CONFIDENTIAL INFORMATION");
(ii) the Confidential Information is the property of AdvancePCS; (iii) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to AdvancePCS; and (iv) it is essential to the protection of AdvancePCS's good will and to the maintenance of AdvancePCS's competitive position that the Confidential Information be kept secret and that Covenantor not disclose the Confidential Information to others or use the Confidential Information to Covenantor's own advantage or the advantage of others.

                  (b) Non-Disclosure of Confidential Information. Covenantor covenants and agrees to hold and safeguard the Confidential Information in trust for AdvancePCS, its successors and assigns and agrees that Covenantor shall not, without the prior written consent of AdvancePCS, misappropriate or disclose or make available to anyone at any time, any of the Confidential Information, whether or not developed by Covenantor; provided, however, that the foregoing shall not apply to (i) any information generally available to the public or which becomes generally available to the public through no fault of Covenantor, but only from and after the date such information becomes so available, (ii) any information obtained by Covenantor from a third party which Covenantor has no reason to believe is violating any obligation of confidentiality to AdvancePCS or any of its Affiliates, or (iii) any information Covenantor is required by law to disclose.

         SECTION 5. INJUNCTIVE RELIEF. Covenantor and AdvancePCS each agree that in the event of any breach by Covenantor of any of Covenantor's covenants or agreements contained herein, AdvancePCS would suffer substantial and irrevocable damage and would encounter extreme difficulty in attempting to prove the actual amount of damages suffered by AdvancePCS as a result of such breach, and AdvancePCS would not have an adequate remedy at law in such event and, therefore, in addition to any other remedy AdvancePCS may have at law or in equity in the event of any such breach, AdvancePCS shall be entitled to seek and receive specific performance and temporary, preliminary and permanent injunctive relief from any breach of any of the covenants or agreements of this Agreement from any court of competent jurisdiction without the necessity of proving the amount of any actual damages to it resulting from such breach.

         SECTION 6.   MISCELLANEOUS.

                  (a) Notice. All notices, claims, demands, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given upon (i) confirmation of receipt of a facsimile transmission if sent by facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand, or (iii) the expiration of five (5) days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

                  If to Covenantor:

                  ---------------------------
                  ---------------------------
                  ---------------------------
                  ---------------------------

                  With a Copy to:

                  James H. Berick, Esq.
                  Squire, Sanders & Dempsey L.L.P.
                  4900 Key Tower
                  127 Public Square
                  Cleveland, OH 44114

                  If to AdvancePCS:

                  AdvancePCS.

                        ----------------------------------

                        ----------------------------------

                  Attn:
                        ----------------------------------


                  With a Copy to:

                  Robert D. Clark, Esq.
                  Reed Smith LLP
                  1301 K Street, N.W.
                  Suite 1100 - East Tower
                  Washington, D.C.  20005-3317

                  (b) Assignment; Binding Effect. Neither the rights nor the obligations under this Agreement may be assigned by Covenantor without the written consent of AdvancePCS. This Agreement shall be binding upon and inure to the benefit of Covenantor and his heirs, personal representatives, and assigns. This Agreement shall be binding upon and inure to the benefit of AdvancePCS and its successors and assigns.

                  (c) Choice of Law. This Agreement and the rights and duties of the parties hereunder shall be governed by, construed under and enforced in accordance with the laws of the State of Maryland.

                  (d) Arbitration. Any dispute or controversy between Covenantor and AdvancePCS, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules then in effect and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of Covenantor and AdvancePCS, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of Covenantor and AdvancePCS. Covenantor and

AdvancePCS acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitration proceeding shall be conducted in Dallas County, Texas or such other location to which the parties may agree. The prevailing party in any such arbitration proceeding will be entitled to collect its reasonable costs and expenses from the non-prevailing party the costs of such arbitration proceeding, including but not limited to reasonable attorneys' fees and the cost of any arbitrator appointed hereunder.

                  (e) Amendment; Waiver. No modification or amendment to this Agreement shall be valid unless made in writing and signed by all parties hereto. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

                  (f) Severability. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, such provision (expressly including, without limitation, any provision set forth in Section 3), shall be deemed amended to conform to the applicable laws of such jurisdiction so as to be valid and enforceable. If any provision of this Agreement cannot be so amended without materially altering the intention of the parties, the provision will be stricken, but the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the remainder of this Agreement shall remain in full force and effect.

                  (g) Headings. The headings in this Agreement are intended solely for convenience and shall be disregarded in interpreting it.

                  (h) Entire Agreement. This Agreement sets forth the entire understanding of the parties to this Agreement regarding the subject matter hereof and supercedes all prior agreements, arrangements, communications, representations and warranties, whether oral or written, between the parties regarding the subject matter hereof.

                  (i) Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than AdvancePCS and its Affiliates any rights or remedies under, or by reason of, this Agreement. AdvancePCS's Affiliates are express third party beneficiaries of this Agreement.

                  (j) Counterparts. This Agreement may be executed in counterparts, and all of such counterparts, when separate counterparts have been executed by the parties hereto, shall be deemed to be one and the same agreement.

                  (k) Facsimile. Facsimile signatures of a party will be as valid and binding as an original signature of that party and each party waives any defense to enforcement of this Agreement based on acceptance of a facsimile signature.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Covenantor has executed this Agreement and AdvancePCS has caused this Agreement to be executed on its behalf as of the Effective Date.


                                      COVENANTOR



                                      -----------------------------------------
                                      [Name]


                                      ADVANCEPCS


                                      By:
                                          --------------------------------------
                                      Print Name:
                                                  ------------------------------
                                      Title:
                                             -----------------------------------

                                     EXHIBIT

                        2.5(a)(vii) TERMINATION AGREEMENT

                                                                   FINAL EXHIBIT


                               EXHIBIT 2.5(a)(vii)

                              TERMINATION AGREEMENT


         THIS TERMINATION AGREEMENT is made and entered into effective as of ___________ ____, 2001, by and among Dresing-Lierman, Inc., an Ohio Corporation ("DLI"), Robert K. Dresing, Robert K. Dresing Trust, Mark D. Hansan, Mark D. Hansan Trust and Terry L. Lierman (individually a "Shareholder" and collectively, the "Shareholders").

                                    RECITALS

           WHEREAS, the Shareholders are parties to that certain Stock Purchase Agreement dated as of ___________ ____, 2001 (the "Purchase Agreement") by and among Shareholders and AdvancePCS, a Delaware corporation ("AdvancePCS");

           WHEREAS, the Shareholders have agreed to sell all of the issued and outstanding stock owned by them in DLI to AdvancePCS pursuant to the terms and conditions of the Purchase Agreement;

           WHEREAS, the terms of the Purchase Agreement require that the Agreement dated July 19, 1994 by and among DLI and the Shareholders (the "Shareholders Agreement") and the Voting Trust Agreement dated October 9, 1996 by and among the Shareholders (the "Voting Trust Agreement") (the Shareholders Agreement and the Voting Trust Agreement being collectively referred to herein as the "Agreements") be terminated effective upon the Closing; and

           WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement;

           NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. TERMINATION OF AGREEMENTS. DLI and the Shareholders hereby terminate the Shareholders Agreement in its entirety, the Shareholders hereby terminate the Voting Trust Agreement in its entirety, and such Agreements shall have no further force and effect, at law or in equity.

         2. RELEASE. Each party to this Agreement ("Releasor") hereby expressly releases and discharges each other party to this Agreement, AdvancePCS, Theracom, Inc., an Ohio corporation which is a wholly-owned subsidiary of DLI, and their respective shareholders, directors, officers, affiliates, employees, agents, heirs, executors, successors and assigns (individually, a "Releasee" and collectively the "Releasees") from any and all claims, demands, causes of action, suits, proceedings, damages, debts, liabilities, and obligations of any kind whatsoever, whether known or unknown, and whether in law or equity, which such Releasor has or may have against the Releasees, individually or jointly, as a result of, arising under, or related to the Agreements.

         3. GOVERNING LAW. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         4. SUCCESSORS AND ASSIGNS. This Termination Agreement shall be binding and inure to the benefit of each party hereto and their respective successors, heirs, executors, representatives, and assigns.

         5. ENTIRE AGREEMENT. This Termination Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

         6. COUNTERPARTS. This Termination Agreement may be executed in counterparts, and all of such counterparts, when separate counterparts have been executed by the parties hereto, shall be deemed to be one and the same agreement.

         7. AMENDMENTS. No modification or amendment to this Agreement shall be valid unless made in writing and signed by all parties hereto.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Shareholders have executed this Termination Agreement as of the day and year first hereinabove written.


                                         --------------------------------------
                                         Robert K. Dresing

                                         --------------------------------------
                                         Mark D. Hansan

                                         --------------------------------------
                                         Terry L. Lierman

                                         --------------------------------------
                                         ROBERT K. DRESING TRUST


                                         By:
                                             ----------------------------------
                                              James H. Berick, Trustee


                                         MARK D. HANSAN TRUST


                                         By:
                                             ----------------------------------
                                              James H. Berick, Trustee


                                         DRESING-LIERMAN, INC.


                                         By:
                                             ----------------------------------
                                         Print Name: Robert K. Dresing
                                         Title: Chairman

                             SCHEDULES AND EXHIBITS



SCHEDULES

Schedule I        List of Sellers

Schedule 3.2      Authority; No Conflict

Schedule 3.3(b)   Possible Optionees and Option Shares

Schedule 3.6      Title to Properties; Encumbrances

Schedule 3.8      Accounts Receivable

Schedule 3.10     Liabilities

Schedule 3.11     Taxes

Schedule 3.12     Material Advance Changes

Schedule 3.13     Employee Benefits

Schedule 3.14     Compliance with Legal Requirements; Governmental
                  Authorizations

Schedule 3.15     Legal Proceedings; Orders

Schedule 3.16     Certain Changes and Events

Schedule 3.17     Applicable Contracts; Defaults

Schedule 3.18     Insurance

Schedule 3.19     Environmental Matters

Schedule 3.20     Employees

Schedule 3.22     Intellectual Property

Schedule 3.26     Fraud and Abuse; Self-Referral; False Claims

Schedule 3.27     Debt

Schedule 8.6      Personal Guaranties

Schedule 10.4(b)  Physician Billing Practices

EXHIBITS

Exhibit           2.2(a) Escrow Agreement

Exhibit           2.5(a)(ii) Employment Agreement

Exhibit           2.5(a)(iii) Noncompetition Agreement

Exhibit           2.5(a)(vii) Termination Agreement